UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒          Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement.

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒  Definitive Proxy Statement.

☐  Definitive Additional Materials.

☐  Soliciting Material Pursuant to §240.14a-12.

Gannett Co., Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒		No fee required.
☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 27, 2022

Dear Fellow Stockholders:

We are pleased to invite you to our Annual Meeting of Stockholders, which will be held on Monday, June 6, 2022, at 8:00 a.m. Eastern Time. The annual meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder participation from any location, especially in light of the ongoing COVID-19 pandemic. You will be able to participate in the virtual annual meeting, vote your shares and submit questions during the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/GCI2022. There will not be a physical meeting location and you will not be able to attend the annual meeting in person. As always, we encourage you to vote your shares prior to the meeting.

The matters to be considered by our stockholders at the annual meeting are described in detail in the accompanying materials. After consulting with outside experts and advisors, our board of directors decided to continue its efforts to strengthen our approach to governance and is again proposing several changes to our bylaws and certificate of incorporation to remove certain supermajority voting provisions, enhance stockholder rights and increase our board of director’s accountability. Implementation of these provisions requires the approval of holders of 80% of our common stock, and every vote matters.

Your vote is important. Whether or not you expect to participate in the annual meeting, please complete the proxy electronically or by phone as described on your proxy card and under “How do I Vote” in this proxy statement, or please complete, date, sign and promptly return the proxy card in the enclosed postage-paid envelope so that your shares may be represented at the annual meeting. Returning or completing the proxy does not deprive you of your right to participate in the annual meeting and to vote your shares.

Please note that you must follow these instructions in order to participate in and be able to vote at the annual meeting: All stockholders as of the close of business on April 14, 2022, the record date, may vote and ask questions at the annual meeting by accessing www.virtualshareholdermeeting.com/GCI2022 and entering the 16-digit unique control number found on the proxy card or voting instruction form included with the proxy materials. In addition, any stockholder may also be represented by another person at the annual meeting by executing a proper proxy designating that person as the proxy with power to vote your shares on your behalf. We encourage you to vote using the internet, as it is the most cost-effective way to vote. Even if you have voted by internet, telephone or proxy card, you may still vote via the internet if you participate in the virtual annual meeting. For assistance in voting your shares, please contact our proxy solicitor MacKenzie Partners, Inc., toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com or our Investor Relations department at investors@gannett.com or (703) 854-3000.

If you are not the holder of record and own your shares through a brokerage firm, bank, broker-dealer, nominee, custodian or fiduciary (each, a “broker”), we encourage you to follow the instructions provided by your broker about how to vote. Unless you provide your broker with voting instructions, your broker is not required to represent you at the annual meeting and even if they do, they cannot vote your shares on any proposal, except the ratification of our auditors.

Sincerely,

Michael E. Reed
Chairman of the Board of Directors

NOTICE OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF GANNETT CO., INC.

WHEN: Monday, June 6, 2022 8:00 a.m. Eastern Time

The principal business of the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), as described in the accompanying proxy materials will be:

(1) Election of nine director nominees to serve until the 2023 annual meeting of stockholders and until their respective successors are elected and duly qualified;

(2) Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022;

(3) Approval, on an advisory basis, of executive compensation;

(4) Approval of an amendment to our Amended and Restated Bylaws (the “Bylaws”) to implement majority voting in uncontested director elections;

(5) Approval of amendments to our organizational documents eliminating certain supermajority voting provisions, namely:

A. Eliminating the supermajority voting requirement to amend certain provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Charter”);

B. Eliminating the supermajority voting requirements to amend our Bylaws; and

C. Eliminating the supermajority voting requirements to remove directors and to appoint directors in the event that the entire Board of Directors of the Company is removed; and

(6) Any other business properly presented at the Annual Meeting or any adjournment or postponement thereof.

WHERE: Online via: www.virtualshareholdermeeting.com/GCI2022 There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.
RECORD DATE: Only stockholders of record at the close of business on April 14, 2022 will be entitled to notice of and to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 6, 2022:

The Notice of Annual Meeting, Proxy Statement and the Annual Report are available at http://materials.proxyvote.com/36472T

Proposals 4 and 5 are intended to promote stockholder democracy and increase the Board’s accountability to stockholders. These proposals require approval by a supermajority of the outstanding shares, so it is extremely important that your shares be represented at the Annual Meeting, regardless of the size of your holdings. Whether or not you expect to attend the Annual Meeting, please complete the proxy electronically or by phone as described on your proxy card and under “How do I Vote” in the proxy statement, or complete, date, sign and promptly return the proxy card in the enclosed postage-paid envelope so that your shares may be represented at the Annual Meeting. If you are not the holder of record and own your shares through a brokerage firm, bank, broker-dealer, nominee, custodian or fiduciary (each, a “broker”), we encourage you to follow the instructions provided by your broker about how to vote.

By Order of the Board of Directors,

Polly Grunfeld Sack
General Counsel

Gannett Co., Inc. 2022 Annual Meeting of Stockholders

VOTE YOUR SHARES

HOW TO VOTE

Your vote is very important, and we hope that you will participate in the Annual Meeting. You are eligible to vote if you were a stockholder of record at the close of business on April 14, 2022. Please read the proxy statement and vote right away using any of the following methods.

Stockholders of Record:

VOTE BY INTERNET BEFORE OR DURING THE MEETING Visit: www.proxyvote.com	VOTE BY TELEPHONE Call 1-800-690-6903 to vote by phone	VOTE BY MAIL Sign, date, and return your proxy card in the enclosed envelope.

Beneficial Stockholders:

If you are a beneficial stockholder, you will receive instructions from your brokerage firm, bank, broker-dealer, nominee, custodian, fiduciary or other nominee that you must follow in order for your shares to be voted.

Assistance:

For assistance in voting your shares, please contact our proxy solicitor MacKenzie Partners, Inc. toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com or our Investor Relations department at investors@gannett.com or (703) 854-3000.

TABLE OF CONTENTS

NOTICE OF 2022 ANNUAL MEETING
Notice of the 2022 Annual Meeting of Stockholders		PROPOSAL 4
		Proposal No. 4 - Approval of an Amendment to our Bylaws to Implement Majority Voting in Uncontested Director Elections	55
PROXY STATEMENT SUMMARY
Proxy Statement Summary	1	PROPOSAL 5
General Information	6	Proposal No. 5 - Approval of Amendments to our Certificate of Incorporation and Bylaws to Eliminate Supermajority Voting Requirements	57

PROPOSAL 1		ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2023 ANNUAL MEETING	60
Proposal No. 1 - Election of Directors	13
		OTHER MATTERS	60
ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS	18
		ADDITIONAL INFORMATION	60
REPORT OF THE AUDIT COMMITTEE	27
		APPENDIX A
COMPENSATION DISCUSSION AND ANALYSIS	28	Reconciliation of Adjusted EBITDA for Year Ended December 31, 2021	A-1

COMPENSATION COMMITTEE REPORT	46	APPENDIX B
		Proposed Amendment to Bylaws	B-1
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	48
		APPENDIX C
RELATED PERSONS TRANSACTIONS	50	Proposed Amendment to Charter (Proposal No. 5A)	C-1

PROPOSAL 2		APPENDIX D
Proposal No. 2 - Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm	51	Proposed Amendment to Charter and Bylaws (Proposal No. 5B)	D-1

PROPOSAL 3		APPENDIX E
Proposal No. 3 - Advisory Vote on Executive Compensation (“Say On Pay”)	53	Proposed Amendment to Charter (Proposal No. 5C)	E-1

Cautionary Note Regarding Forward Looking Statements:

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our environmental, social, and governance goals, our commitments, and our strategies. Words such as “expect(s),” “intend(s),” “target(s),” “believe(s),” “will,” “aim,” “seek(s),” “strive(s)” and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs, are not a guarantee of future performance, and involve and are subject to a number of known and unknown risks, uncertainties, and other factors that could lead to actual results materially different from those described in the forward-looking statements. We can give no assurance our expectations will be attained. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s most recent reports on Form 10-K and Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made. Except to the extent required by law, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

GANNETT CO., INC.
7950 Jones Branch Drive, McLean, VA 22107-0150

Proxy Statement for the 2022 Annual Meeting of Stockholders

to be Held on June 6, 2022

PROXY STATEMENT SUMMARY
To assist you in reviewing the proposals to be considered and voted upon at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 6, 2022, we have summarized information contained elsewhere in this proxy statement or in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”). This summary does not contain all of the information you should consider about Gannett Co., Inc. (“we,” “our,” “us,” “Gannett,” or the “Company”) and the proposals being submitted to stockholders at the Annual Meeting. We encourage you to read the entire proxy statement and Annual Report carefully before voting.

2022 Annual Meeting of Stockholders

Date & Time	Location	Record Date
Monday, June 6, 2022 8:00 a.m. Eastern Time	Online via: www.virtualshareholdermeeting.com/GCI2022	April 14, 2022

Meeting Agenda and Voting Matters

Item	Proposal	Board Vote Recommendation	Page Reference (for more information)
1	Election of nine director nominees named in this proxy statement	FOR each nominee	13
2	Ratification of the appointment of Ernst & Young LLP	FOR	51
3	Advisory vote on executive compensation (“say on pay”)	FOR	53
4	Approval of an amendment to our Amended and Restated Bylaws (the “Bylaws”) to implement majority voting in uncontested director elections	FOR	55

Item	Proposal	Board Vote Recommendation	Page Reference (for more information)
5	Approval of amendments to our organizational documents eliminating certain supermajority voting provisions, namely:
	A. Eliminating the supermajority voting requirement to amend certain provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Charter”)	FOR	58
	B. Eliminating the supermajority voting requirements to amend our Bylaws	FOR	58
	C. Eliminating the supermajority voting requirements to remove directors and to appoint directors in the event that the entire board of directors is removed	FOR	59

Director Nominees

Name	Age	Recent Professional Experience	Committees
Theodore P. Janulis*	63	Founder and Principal, Investable Oceans	AC, CC, NGC
John Jeffry Louis III*	59	Co-Founder and Former Chairman, Parson Capital Corporation	CC, NGC, SRC
Maria M. Miller*	65	Former Chief Marketing Officer, Bahamas Paradise Cruise Line	AC, NGC, SRC
Michael E. Reed	55	Chief Executive Officer, Gannett Co., Inc.	—
Amy Reinhard*	48	Vice President, Studio Operations and Consumer Products, Netflix, Inc.	AC**, TC**
Debra A. Sandler*	62	President and Chief Executive Officer, La Grenade Group, LLC	NGC, TC
Kevin M. Sheehan*	68	Interim Chief Executive Officer of Dave & Buster’s	AC, CC, SRC
Laurence Tarica*	72	Former President and Chief Operating Officer, Jimlar Corporation	NGC, TC
Barbara W. Wall	67	Former Chief Legal Officer, Gannett Media Corp.	TC
* ** AC CC NGC SRC TC

— Independent Director Nominee

— Anticipated upon election at the Annual Meeting

— Audit Committee

— Compensation Committee

— Nominating and Corporate Governance Committee

— Share Repurchase Committee

— Transformation Committee

Who We Are

We are a subscription-led and digitally-focused media and marketing solutions company committed to empowering communities to thrive. We operate a scalable, data-driven media platform that aligns with our consumer and digital marketing trends. We aim to be the premier source for clarity, connections, and solutions within our communities. Our strategy is focused on driving audience growth and engagement by delivering deeper content experiences to our consumers, while offering the products and marketing expertise our advertisers desire. The execution of this strategy is expected to enable us to continue our evolution from a more traditional print media business to a digitally-focused content platform.

Until November 19, 2019, our corporate name was New Media Investment Group Inc. (“Legacy New Media”) and Gannett Co., Inc. was a separate publicly traded company. On November 19, 2019, we completed the acquisition (the “Acquisition”) of Gannett Co., Inc. (which was renamed Gannett Media Corp. and is referred to as “Legacy Gannett”) and changed our name to Gannett Co., Inc.

Company Governance Highlights

Compensation Transparency. 2021 was the first full year of our self-management following the termination of our prior external management agreement. In connection with the termination of our relationship with our former manager, our Chief Executive Officer became our employee as of January 1, 2021. As a result, the Compensation Committee’s authority was expanded to include the ability to make compensation decisions for our Chief Executive Officer beginning with the 2021 compensation year. We now include disclosure of our Chief Executive Officer’s 2021 compensation under “Compensation Discussion and Analysis” in this proxy statement. We are pleased with the continued transparency we are providing with respect to the compensation arrangements with our executive officers. In addition, we have increased the variability of both the annual bonus plan and the long-term incentives, with payouts more closely aligned with financial performance.

Operating Priorities. In 2021, we continued our commitment to a subscription-led business strategy that drives audience growth and engagement by delivering deeper content experiences to our consumers, while offering the products and marketing expertise our advertisers desire. During 2021, we also made progress on our commitment to share more key performance data with respect to our strategy and focus. The five key operating pillars of our strategy include: accelerating digital subscriber growth, driving digital marketing services growth by engaging more clients in a subscriber relationship, optimizing our traditional businesses across print and advertising, prioritizing investments into growth businesses that have significant potential and support our vision, and building on our inclusive and diverse culture to center around meaningful purpose, individual growth and customer focus.

Award-Winning News Organization. Since 1918, our USA TODAY NETWORK newsrooms have won 96 Pulitzer Prizes. Most recently, the Indianapolis Star won the 2021 Pulitzer Prize for National Reporting, alongside partners at The Marshall Project, AL.com and the Invisible Institute, for a year-long investigation that found police dogs attack people suspected of petty crimes, bystanders and even officers, leaving many with life-altering injuries. Also, in 2021, the Louisville Courier Journal was a Pulitzer Prize finalist in two categories, Breaking News and Public Service. This marks five Pulitzer Prize winners and four finalists awarded to Gannett journalists in the last four years.

Inclusion, Diversity and Equity Efforts. Inclusion, Diversity and Equity are core pillars of our organization and influence all that we do, from recruiting, development and retention, to day-to-day operations including hiring, onboarding, education, leadership training and professional development. In 2021, we published our first installment of an annual report focused on our inclusion, diversity, and equity efforts. The 2021 annual report outlined current workforce diversity data, our inclusion goals that reach into 2025, as well as the steps we are taking to achieve our goals. Additionally, in 2021, we were recognized by Forbes Best Employers for Diversity for the second year in a row and recognized in the 2021 Best Places to Work for LGBTQ Equality. In 2022, for the fifth year in a row, we received a perfect score of 100 on the Corporate Equality Index, the nation’s premier benchmarking survey and report measuring corporate policies and practices related to LGBTQ workplace equality and inclusion.

Environmental, Social and Governance Initiatives. Our longstanding corporate social responsibility position is driven by our deep commitment to our communities. We are dedicated to ensuring that we have mindful and ethical business practices that positively impact our world. In 2021, we formed an executive-led, cross-functional committee to help deepen our commitment to people, planet, and communities through the formalization of an environmental, social and governance (“ESG”) strategy. In early 2022, we published our inaugural 2022 ESG report detailing the alignment of our efforts across our company’s corporate social responsibility pillars which are people, planet, and communities, with the U.N. Sustainable Development Goals. Our 2022 ESG Report is further described under “Environmental, Social and Governance Matters” in this proxy statement.

Strengthening Internal Controls. During the year ended December 31, 2020, we concluded that we had a material weakness in our internal control over financial reporting specific to our revenue recognition processes at Legacy New Media. To address the material weakness during the year ended December 31, 2021, we designed and implemented new internal controls, enhanced existing internal controls, including monitoring controls, conducted additional employee training, enhanced technology systems and further integrated control activities within our centralized accounting and shared services infrastructure. Based on the cumulative changes implemented, as well as management’s evaluation of the design and operating effectiveness of the new controls, management has concluded that the material weakness related to our revenue recognition processes, has been remediated as of December 31, 2021.

Stockholder Outreach and Engagement. We regularly engage with our stockholders over the course of a year on diverse topics such as financial performance, executive compensation and pay for performance matters, corporate governance and corporate social responsibility. These meetings can be in person or via teleconference. During 2021, we held over 150 meetings with stockholders and attended four conferences, while also engaging with our analysts on a quarterly basis at a minimum. In early 2022, we invited 25 of our investors (representing over 50% of our share ownership) to engage with us for a comprehensive update with respect to our governance efforts, including our transparency on our inclusion and diversity, our environmental, social, and governance initiatives, the significant progress on debt paydown, an update on progress against our long-term strategy, and the remediation of the material weakness in our internal control over financial reporting specific to our revenue recognition processes at Legacy New Media.

We are committed not just to continued engagement with our shareholders, but to reviewing and applying the substance of the engagement. Management routinely reports to our board of directors (the “Board”) and specific Board committees on the substance and nature of our stockholder communications and used the feedback to help shape our 2022 proxy statement disclosures and the re-inclusion of Proposals 4 and 5 to further promote stockholder democracy and increase the Board’s accountability to stockholders. These proposals require a supermajority of the outstanding shares, so we have engaged MacKenzie Partners, Inc. to assist us in the solicitation of stockholder participation.

Director Nominees Skills and Attributes

We believe that our director nominees possess the requisite experience and skills necessary to carry out their duties and to serve our best interests and those of our stockholders.

Number of Director Nominees displaying Key Competencies and/or Profiles

For more information regarding our directors, director nominees, and our corporate governance, see “Proposal No. 1 – Election of Directors” and “Environmental, Social and Governance Matters.”

GENERAL INFORMATION

Why am I receiving these proxy materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by our Board for the 2022 Annual Meeting of Stockholders of Gannett Co., Inc. to be held on Monday, June 6, 2022 at 8:00 a.m. Eastern Time, and at any adjournment or postponement thereof. The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder participation from any location. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.

We made our proxy materials available to stockholders via the internet or in printed form on or about April 27, 2022. Our proxy materials include the Notice of the Annual Meeting, this proxy statement, and our Annual Report. These proxy materials, other than the proxy card which is available with the printed materials, can be accessed at http://materials.proxyvote.com/36472T. A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting.

What am I voting on?

At the Annual Meeting, you will vote on:

1)	the election of nine director nominees to serve until the 2023 annual meeting of stockholders and until their respective successors are elected and duly qualified;

2)	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022;

3)	a proposal to approve, on an advisory basis, the Company’s executive compensation (“say on pay”);

4)	a proposal to amend our Bylaws to implement majority voting in uncontested director elections; and

5)	proposals to eliminate certain supermajority voting provisions from our organizational documents, namely:

A.	a proposal to eliminate the supermajority voting requirement applicable to the amendment of certain provisions of our Charter;

B.	a proposal to eliminate the supermajority voting requirements applicable to the amendment of our Bylaws; and

C.	a proposal to eliminate the supermajority voting requirements applicable to remove directors and to appoint directors in the event that the entire Board is removed.

Will there be any other items of business addressed at the Annual Meeting?

As of the date of this proxy statement, we are not aware of any other matter to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, the proxy holders will vote for you on such matter in their discretion.

What must I do if I want to participate in the Annual Meeting?

By visiting www.virtualshareholdermeeting.com/GCI2022 and signing in with your unique control number, you will be able to participate in the Annual Meeting, vote your shares and ask questions during the meeting. Guests who are not stockholders are welcome to join the virtual meeting but will be restricted to listen-only mode. If you encounter technical difficulties accessing our Annual Meeting, a support line will be available on the login page of the virtual meeting website shortly before the beginning of the Annual Meeting.

As always, we encourage you to vote your shares prior to the Annual Meeting. This proxy statement furnishes you with the information you need in order to vote, whether or not you participate in the Annual Meeting.

Who may vote at the Annual Meeting?

If you owned shares of our common stock at the close of business on April 14, 2022, which is the record date for the Annual Meeting, then you are entitled to vote your shares at the meeting. At the close of business on the record date, we had 146,609,561 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each proposal.

Stockholders who have not voted their shares prior to the Annual Meeting or who wish to change their vote will be able to vote their shares electronically at the Annual Meeting while the polls are open.

How do I Vote?

Telephone and internet voting are available through 11:59 p.m. Eastern Time on June 5, 2022 using the 16-digit unique control number included on your proxy card or in the instructions that accompanied your proxy materials. Whether you are a stockholder of record or a beneficial owner, you can submit a proxy for your shares by internet at www.proxyvote.com. Stockholders of record can also submit a proxy for their shares by calling 1-800-690-6903.

You can also submit your proxy by mail by completing, signing, dating the proxy card and returning it in the pre-paid enclosed envelope so that it is received prior to the Annual Meeting. In addition, you may vote your shares during the Annual Meeting if you log into the meeting using your unique control number.

If you are a beneficial stockholder, you will receive instructions from your brokerage firm, bank, broker-dealer, nominee, custodian, fiduciary or other nominee that you must follow in order for your shares to be voted. Many such firms make telephone or internet voting available, but the specific processes available will depend on those firms’ individual arrangements.

We encourage you to vote as soon as possible, even if you plan to participate in the Annual Meeting. Your vote is important and for all items other than ratification of the appointment of our independent registered public accounting firm, if you hold shares in street name, your shares will not be voted by your brokerage firm, bank, broker-dealer, nominee, custodian, fiduciary or other nominee if you do not provide voting instructions.

For assistance in voting your shares, please contact our proxy solicitor MacKenzie Partners, Inc. toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com or our Investor Relations department at investors@gannett.com or (703) 854-3000.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered the stockholder of record with respect to those shares, and we sent the printed proxy materials (including your 16-digit unique control number) directly to you.

Street Name Holders. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization (which is referred to as holding shares in “street name”), then the broker, nominee, custodian, or fiduciary (each, a “broker”) is considered the stockholder of record for purposes of voting at the Annual Meeting, and the printed proxy materials will be forwarded to you by the broker. As the beneficial owner of the shares, you have the right to instruct your broker on how to vote the shares held in your account. If you are not the holder of record and own your shares through a broker, we encourage you to follow the instructions provided by your broker about how to vote.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and you indicate when voting over the internet or by telephone that you wish to vote as recommended by our Board or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then a “broker non-vote” occurs. In that case, the broker has discretionary authority to vote your shares with respect to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm (because it is considered a “routine” proposal under the rules of the New York Stock Exchange (“NYSE”)), but cannot vote your shares on any other matters being considered at the Annual Meeting (because they are considered non-routine proposals under NYSE rules). When our inspector of election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted with respect to Proposals 1 and 3, and will count as a vote “Against” with respect to Proposals 4, 5A, 5B and 5C. We therefore encourage you to provide voting instructions on each proposal to the organization that holds your shares.

What constitutes a quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum to conduct business at the Annual Meeting. Shares held by an intermediary, such as a brokerage firm, bank, broker-dealer or other similar organization, that are voted by the intermediary on any or all matters will be treated as shares present for purposes of determining the presence of a quorum. Abstentions and broker non-votes also will be counted for the purpose of determining the existence of a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

What vote is required to approve each proposal and how does the Board recommend that I vote?

The vote required to approve each proposal and the Board’s recommendation with respect to each proposal are described below.

Proposal		Board Recommendation	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of nine director nominees	FOR each nominee	Plurality of votes cast	None	None
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022	FOR	Majority of shares present and entitled to vote thereon	Same effect as vote cast against proposal	Not applicable since this proposal is a routine matter on which brokers may vote
3.	Advisory vote on executive compensation	FOR	Majority of shares present and entitled to vote thereon (1)	Same effect as vote cast against proposal	None
4.	Approval to implement majority voting in uncontested director elections	FOR	80% of outstanding shares	Same effect as vote cast against proposal	Same effect as vote cast against proposal

Proposal		Board Recommendation	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
5A.	Approval to eliminate the supermajority voting requirement to amend certain provisions of our Charter	FOR	80% of outstanding shares	Same effect as vote cast against proposal	Same effect as vote cast against proposal
5B.	Approval to eliminate the supermajority voting requirements to amend certain provisions of our Bylaws	FOR	80% of outstanding shares	Same effect as vote cast against proposal	Same effect as vote cast against proposal
5C.	Approval to eliminate the supermajority voting requirements to remove directors and to appoint directors in the event that the entire Board is removed	FOR	80% of outstanding shares	Same effect as vote cast against proposal	Same effect as vote cast against proposal
(1)	The results of the advisory vote on executive compensation are not binding on our Board or our Compensation Committee. However, our Board and Compensation Committee value the opinions expressed by our stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

In addition, if you grant a proxy, your shares will be voted in the discretion of the proxy holder on any proposal for which you do not register a vote and any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

How can I obtain a stockholder list?

A stockholder list will be available for examination by our stockholders at our principal executive offices at 7950 Jones Branch Drive, McLean, VA 22107-0150 during ordinary business hours throughout the ten-day period prior to the Annual Meeting and during the Annual Meeting via the virtual meeting site for any purpose germane to the meeting.

Can I change or revoke my vote?

If you are a stockholder of record, you may revoke your proxy through any of the following methods:

●	send timely written notice of revocation to our General Counsel at Gannett Co., Inc., 175 Sully’s Trail, Pittsford, New York 14534;

●	properly complete, sign, date and mail a timely new proxy card to the address above;

●	dial the number provided on the proxy card and timely vote again;

●	log on to the internet site provided on the proxy card and timely vote again; or

●	attend the Annual Meeting and vote again.

Only your last-submitted, timely vote will count at the Annual Meeting. If you are a street name holder, you must contact your broker to receive instructions as to how you may revoke your proxy instructions.

We encourage you to vote in advance of the Annual Meeting to ensure your vote is counted should you be unable to participate in the Annual Meeting. Stockholders who have not voted their shares prior to the Annual Meeting or who wish to change their vote will be able to vote their shares electronically at the Annual Meeting while the polls are open. If you properly provide your proxy in time to be voted at the Annual Meeting, it will be voted as you specify unless it is properly revoked prior thereto. If you properly provide your proxy but do not include your voting specifications, the shares represented by the proxy will be voted in accordance with the recommendations of the Board, as described in this proxy statement.

Who is paying for this proxy solicitation?

The Board is soliciting proxies for use at the Annual Meeting, and we will bear the expense of preparing, printing and mailing the proxy materials and the proxies solicited hereby. Following the mailing of this proxy statement and other proxy materials, we and/or our agents may also solicit proxies by mail, telephone, electronic transmission, including email, or in person. In addition, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. Following the mailing of this proxy statement and other proxy materials, we will also request brokerage firms, banks, broker-dealers, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held as of the record date and will provide reimbursement for the cost of forwarding the materials.

We have retained MacKenzie Partners, Inc. to assist with soliciting proxies on our behalf for a fee of approximately $17,500, plus reasonable out of pocket expenses. We bear all proxy solicitation costs. If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com or our Investor Relations department at investors@gannett.com or (703) 854-3000.

Can I ask questions at the Annual Meeting?

You may submit questions in advance of the Annual Meeting or during the Annual Meeting. We encourage you to submit questions in advance at www.proxyvote.com after logging in with your 16-digit unique control number found on the proxy card or voting instruction form included with the proxy materials. We request that questions sent in advance be submitted by June 3, 2022. You may also submit questions during the Annual Meeting by accessing the virtual meeting website at www.virtualshareholdermeeting.com/GCI2022 with your 16-digit unique control number and following the instructions available on the virtual meeting website.

We expect to respond to questions during the Annual Meeting that are pertinent to meeting matters as time permits. We may group together questions that are substantially similar to avoid repetition. If we are unable to answer your question during the Annual Meeting due to time constraints, we encourage you to contact Investor Relations at (703) 854-3000 or investors@gannett.com.

Who counts the votes?

A representative of the Carideo Group, Inc. (an affiliate of Broadridge Financial Solutions Inc.), our independent tabulating agent, will count the votes and act as the inspector of elections. We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our inspector of elections to examine these documents.

How can I find out the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The first proposal is to elect nine director nominees to serve until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified. Our Bylaws provide that our Board shall consist of not less than three and not more than eleven directors as the Board may from time to time determine. The number of directors on the Board is currently fixed at nine.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously nominated Michael E. Reed, Kevin M. Sheehan, Theodore P. Janulis, John Jeffry Louis III, Maria M. Miller, Amy Reinhard, Debra A. Sandler, Laurence Tarica, and Barbara W. Wall for election as a director to serve until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to earlier retirement, resignation or removal. All of the Board’s nominees for director were elected at the last annual meeting, except Ms. Reinhard, and all nominees have agreed to serve if elected. Vinayak R. Hegde, a current director, informed the Board in December 2021 of his decision not to stand for re-election as a director at the Annual Meeting due to demands on his time.

The Board recommends that you vote FOR each of the director nominees.

Unless otherwise instructed, all proxies that we receive will be voted FOR the director nominees. Abstentions and broker non-votes will have no effect on the election of directors. If a nominee becomes unable to stand for election as a director, an event that our Board does not presently expect, the persons named in the proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, determine and as the Nominating and Corporate Governance Committee or the Board may recommend, provided that proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Information Concerning our Director Nominees

Set forth below is certain biographical information for our director nominees. Each of our director nominees was selected because of the knowledge, experience, skill, expertise and diversity the director contributes to the Board as a whole. Our director nominees have experience from senior positions in large, complex organizations. In these positions, they gained core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development. The Nominating and Corporate Governance Committee believes that each of the director nominees also has key attributes that are important to an effective Board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to serve on the Board and its committees.

Name, Position, Age	Description
Michael E. Reed Chairman of the Board and Chief Executive Officer Age: 55 Director since November 2013

Mr. Reed has been Chairman of the Board since May 2019, and he has served as our Chief Executive Officer and President, and a member of our Board, since November 2013. Previously, he had been Chief Executive Officer of GateHouse Media, Inc. (“GateHouse”), our predecessor, since January 2006 and served in this position when GateHouse filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in September 2013. He was a member of the board of directors of GateHouse since October 2006. Mr. Reed formerly served on the board of directors for the Newspaper Association of America, including one year as Chairman. He formerly served on the board of directors for the Minneapolis Star Tribune, from 2009 to 2014. Mr. Reed also formerly served as a director of the Associated Press and Chairman of the Audit Committee for the Associated Press. Mr. Reed currently also serves on the board of directors of TouchCare Holdings LLC.

Mr. Reed has a deep understanding of our operations, strategy and people, as well as our industry, serving in senior executive capacities in the newspaper and publishing industries for more than 25 years. Mr. Reed also has extensive corporate board experience.

Kevin M. Sheehan Lead Director Age: 68 Director since November 2013 Lead Director since May 2019

Mr. Sheehan has been a member of our Board since November 2013, and served as Lead Director since May 2019. He was a member of the board of directors of GateHouse from October 2006 through November 2013 and served in this position when GateHouse filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in September 2013. From August 2016 to September 2018, Mr. Sheehan served as a director of, and from June 2018 to October 2018, as a senior advisor to, Scientific Games Corporation, a provider of games, systems and services for casino, lottery, social gaming, online gaming and sports betting. Mr. Sheehan served as the chief executive officer and president of Scientific Games from August 2016 until June 2018. From February 2015 through August 2016, Mr. Sheehan taught full time as the John J. Phelan, Jr. Distinguished Visiting Professor of Business at Adelphi University. Mr. Sheehan currently serves as a director and a member of the audit committee, and since April 2021 as chairman, and since October 2021 as Interim CEO, of Dave & Buster’s, Inc. (Nasdaq: PLAY). Mr. Sheehan served as a director of Navistar, Inc., (NYSE: NAV) from October 2018 to June 2021, Hertz Global Holdings, Inc. (NYSE: HRI) and its wholly-owned subsidiary The Hertz Corporation from August 2018 to July 2021, and Bob Evans Farms (Nasdaq: BOBE) from April 2014 to May 2017.

Mr. Sheehan has significant experience in a senior management capacity for large corporations. Specifically, his experience as the chief executive officer and chief financial officer of several large corporations provides him with important experience and skills, as well as an understanding of the complexities of our current economic environment. Mr. Sheehan also brings significant financial expertise to our Board and is a Certified Public Accountant.

Name, Position, Age	Description
Theodore P. Janulis Director Age: 63 Director since January 2014

Mr. Janulis founded and has served as a principal of Investable Oceans, an investment platform incorporated in 2020 that is focused on sustainable ocean investing, since September 2019. From January 2014 until June 2016, Mr. Janulis served as the Chief Executive Officer of CRT Greenwich LLC, a financial services company. Prior to that, Mr. Janulis served as Chief Executive Officer of Aurora Bank FSB, a federal savings bank, from September 2008 to January 2013. Before Aurora, Mr. Janulis spent 23 years at Lehman Brothers in various senior management roles including Global Head of Mortgage Capital, Global Head of the Investment Management Division, which included Neuberger Berman, and Global Co-Head of Fixed Income. Mr. Janulis also served on the firm’s Executive Committee.

Mr. Janulis’ knowledge, skill, expertise and experience, including his extensive senior management experience, his service as chief executive officer of two companies and his significant financial background, as evidenced by his professional and educational history, provides us with valuable experience at the board level.

John Jeffry Louis III Director Age: 59 Director since November 2019

Mr. Louis served as a director and as Chairman of the Board of Legacy Gannett from June 2015 to November 2019. Mr. Louis previously served as a director of TEGNA, Inc., Legacy Gannett’s former parent, from October 2006 until June 2015. Mr. Louis is the co-founder of Parson Capital Corporation, a Chicago-based private equity and venture capital firm, and served as its chairman from 1992 to 2007. He currently serves as a director of The Olayan Group and S.C. Johnson and Son, Inc.

Mr. Louis has financial expertise, with substantial experience in founding, building and selling companies and in investing in early stage companies from his years of experience in the venture capital industry as a leader of Parson Capital and as an entrepreneur who has founded a number of companies and provides the Board with a valuable perspective.

Maria M. Miller Director Age: 65 Director since October 2019

Ms. Miller has a more than 30-year career in innovative marketing and digital communications, spanning the consumer products, financial services, e-commerce, travel, hospitality and cruise industries. Most recently, she served as Chief Marketing Officer for Bahamas Paradise Cruise Line from June 2017 to January 2019. Ms. Miller also held various senior marketing roles at several companies, including Norwegian Cruise Line (NYSE: NCLH), Dave & Buster’s, Inc. (Nasdaq: PLAY), Elance, Inc. (now Upwork) (Nasdaq: UPWK), Avis Rent A Car, Inc. (Nasdaq: CAR), American Express (NYSE: AXP), the General Foods Corporation and The Shulton Group. Ms. Miller serves on the board of directors of Playa Hotels & Resorts N.V.

Ms. Miller’s extensive marketing experience as well as her strong digital communications background are skills our Board highly values. In addition, Ms. Miller has extensive executive leadership experience.

Name, Position, Age	Description
Amy Reinhard Director Nominee Age: 48 2022 Nominee for Director

Ms. Reinhard has been the vice president of studio operations and consumer products for Netflix, Inc. (Nasdaq: NFLX) since September 2020, having previously served as vice president of content acquisition and consumer products for Netflix, Inc. from November 2016 to September 2020. From January 2005 until November 2016, Ms. Reinhard was with Paramount Pictures Corporation, a subsidiary of ViacomCBS Inc. (Nasdaq: PARA), where she held a series of advancing roles, most recently as president of worldwide television licensing and distribution from April 2014 to November 2016.

Ms. Reinhard is a senior media executive with more than 20 years of strategy, operational, and management experience across the spectrum of television and film acquisition, production, marketing, and distribution. She has significant experience across traditional and digital media and brings to the Board a unique combination of strategy and operational skills with a global perspective, growth orientation and audience-focus.

Debra A. Sandler Director Age: 62 Director since November 2019

Ms. Sandler serves as president and chief executive officer of La Grenade Group, LLC, a privately held consulting firm that she founded in 2015 and advises a wide range of clients on marketing innovation and overall business development. Ms. Sandler served as a director of Legacy Gannett from June 2015 to November 2019. Ms. Sandler served as chief health and wellbeing officer of Mars, Inc., a manufacturer of confectionary, food, and pet food products, from July 2014 through June 2015, having served as president, Chocolate, North America from April 2012 to July 2014, and chief consumer officer, Mars Chocolate, North America from November 2009 to March 2012. Prior to joining Mars, Ms. Sandler spent ten years with Johnson & Johnson in a variety of leadership roles and, before that, 13 years with PepsiCo. She serves as a director of Keurig Dr Pepper Inc. (Nasdaq: KDP), Dollar General Corporation (NYSE: DG), Archer-Daniels-Midland (NYSE: ADM), a trustee of Hofstra University, and is a member of the Executive Leadership Council. Ms. Sandler is a regular speaker on topics such as diversity and inclusion, multicultural business development and health and wellbeing in the consumer packaged goods industry. Ms. Sandler has served a member of the Board of Executive Managers of Pharmavite, LLC since 2017.

Ms. Sandler has strong marketing and operating experience and a proven record of creating, building, enhancing and leading well-known consumer brands as a result of the leadership positions she has held with Mars, Johnson & Johnson and PepsiCo.

Name, Position, Age	Description
Laurence Tarica Director Age: 72 Director since January 2014

Mr. Tarica was president and chief operating officer of Jimlar Corporation (“Jimlar”), a member of the Li and Fung Group and a designer, distributor, and supplier of footwear, from March 1991 until his retirement in December 2014. Mr. Tarica serves on the board of directors of D’Addario and Company, a manufacturer of musical instrument accessories. Mr. Tarica also served on the Advisory Board of the New York Mets until November 2020.

Mr. Tarica’s knowledge, skill, expertise and experience, specifically his experiences in a variety of business divisions, including sales and marketing, his development of Jimlar’s digital services and social media strategy and his over 20 years of operational and leadership experience as the president and chief operating officer of Jimlar, are attributes our Board considers highly valuable.

Barbara W. Wall Director Age: 67 Director since November 2019

Ms. Wall served as the chief legal officer of Legacy Gannett from June 2015 to November 2019, and as its interim chief operating officer from March 2019 to November 2019. She previously held various other positions with TEGNA, Inc., where she worked for thirty years.

Ms. Wall brings extensive First Amendment and legal expertise in addition to a deep knowledge of Legacy Gannett and its history and operations.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

The Board believes that effective oversight of ESG matters is core to its risk oversight function and is essential to sustainability, providing value to stockholders and benefiting the communities we serve. As a leading media organization, our longstanding corporate social responsibility position is driven by our deep commitment to our communities. Our journalists seek to shed light on important issues and our marketing endeavors promote meaningful connections in our communities.

The Board’s oversight of ESG matters includes review of the following on at least an annual basis:

●	environmental practices including energy and resource management;

●	diversity initiatives and human resource policies and practices;

●	privacy and data security practices;

●	executive compensation programs;

●	annual stockholder engagement activity;

●	the whistleblower program and procedures for handling complaints; and

●	the code of business conduct and ethics, code of ethics for executive officers, and related compliance activities.

Gannett’s mission of empowering its communities to thrive cannot be met without considering the pillars that make up our corporate social responsibility position. Whether reporting the latest news or providing business-to-business solutions, Gannett backs up its corporate mission and purpose with mindful and ethical business practices that positively impact communities, people, and the planet.

Environmental, Social and Governance Sustainability Report

In 2021, Gannett formed an executive-led, cross-functional committee to help deepen its commitment to people, planet, and communities through the formalization of an ESG strategy. In early 2022, Gannett published its inaugural 2022 ESG report detailing the alignment of its efforts across the company’s corporate social responsibility pillars which are people, planet, and communities, with the U.N. Sustainable Development Goals (“U.N. SDGs”). The Company has chosen three U.N. SDGs to make key priorities and the 2022 ESG report provides Gannett’s ESG strategy, achievements to date, and goals for the future. We aim to contribute to all 17 U.N. SDGs but have chosen these three as our key priorities for sustainability at Gannett where we believe Gannett can help make the most significant impact. To read the complete 2022 ESG Report, which we intend to update annually, please go to gannett.com/sustainability.

People (U.N. SDG 10: Reduced Inequalities)

Gannett supports a diverse, inclusive and equitable workplace offering opportunity for growth. We invest in our employees with policies, practices, and resources to enable personal and professional advancement. Beginning in 2020, we announced workplace diversity goals within our own company and our commitment to broadening our reporting on diversity and inclusion. These efforts align closely to U.N. SDG 10, and particularly target 10.2.

We are committed to creating a workplace that is inclusive — where everyone can be their whole, authentic selves, which we believe will influence the stories we tell, the products we create, and how we connect with the communities we serve.

 Gannett has defined workplace diversity goals it expects to achieve by 2025 and transparently publishes global workforce metrics bi-annually. Additionally, Gannett newsrooms have pledged to achieve racial and gender parity with the diversity of our nation throughout our workforce. Gannett also broadened the proportion of journalists reporting on diversity and inclusion by adding dedicated reporting positions. In 2021:

●	People of color representation in our U.S. workforce increased by 4 percentage points from 21% to 25%.

●	Female representation in our global workforce remained constant at 46%. However, at the leadership level, it increased 2 percentage points from 39% to 41% of those director and above.

●	Female representation at the leadership level within the United Kingdom (“U.K.”) increased 6 percentage points, from 33% to 39%.

Our target is to increase the representation of people of color in leadership positions by 30 percentage points by 2025 and at the leadership level, representation of people of color in 2021 increased 4 percentage points from 12% to 16% of those director and above.

In 2021, we were recognized by Forbes Best Employers for Diversity for the second year in a row. We were also recognized in the 2021 Best Places to Work for LGBTQ Equality. In 2022, for the fifth year in a row, we received a perfect score of 100 on the Corporate Equality Index, the nation’s premier benchmarking survey and report measuring corporate policies and practices related to LGBTQ workplace equality and inclusion.

Additionally, we expect to release our second installment of our Inclusion Report later this year. For updates on our progress against our workforce diversity goals and for the latest additional detail on our inclusion efforts, please go to gannett.com/inclusion.

Planet (U.N. SDG 13: Climate Action)

Gannett strives to minimize its environmental impact through responsible and sustainable business practices for sourcing, consumption, and waste. In the U.S. and U.K., we have defined environmental policies that align with several of the key aims for U.N. SDG 13, and particularly targets 13.2 and 13.3. Additionally, we have increased journalism resources to report on climate change and our environment.

Gannett expects to complete a comprehensive greenhouse gas emissions report that will allow us to redefine our commitment around Gannett’s carbon footprint. We will continue to represent the concerns of the local and national communities where we live and work, reporting on local issues including the environmental impact on our planet.

We intend to complete a full inventory of scope 1, 2 and 3 emissions by 2023, building upon on our scope 1 and 2 emissions for 2021. In 2021, Gannett accounted for 100% of our footprint in the U.K. and approximately 76% in the U.S. In 2020 and 2021, we reduced our global footprint by 4.6 million square feet, which in turn has reduced our global energy usage.

With the launch of our National Climate Change reporting team, we intend to develop and update a report on climate change annually and to use our reporting to influence policy change at the state and national levels.

Communities (U.N. SDG 16: Peace, Justice and Strong Institutions)

Gannett builds community through storytelling and connects readers and communities to empower positive action that enhances the neighborhoods we share. Our impactful journalism reaches millions of readers each year and has the power to inspire people to become good global citizens. These efforts align closely to the broader aims of U.N. SDG 16, particularly targets 16.3, 16.5 and 16.10.

Through trusted, fact-based journalism that adheres to the highest ethical standards, Gannett is steadfast in its commitment to expose wrongs, shine a light on threats to fundamental freedoms, and seek solutions that empower citizens to hold their governments accountable.

Leveraging our unique local-to-national footprint, we will continue to develop deep enterprise and data-driven reporting that:

●	Illuminates the causes and effects of the climate change crisis.

●	Provides authoritative coverage of threats to voting rights.

●	Seeks to hold governments accountable and transparent through a relentless fight for open meetings and open records.

Determination of Director and Director Nominee Independence

A majority of the directors serving on the Board must be independent. For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board determines director independence based on our independence standards and the independence standards under the NYSE listing rules. The Board may determine, in its discretion, that a director or nominee is not independent notwithstanding qualification under the NYSE listing rules.

The Board has determined that each of Mmes. Miller, Reinhard and Sandler, and Messrs. Hegde, Janulis, Louis, Sheehan and Tarica are independent for purposes of NYSE Rule 303A and each such director or director nominee has no material relationship with the Company. In making such determination, the Board took into consideration the relationships that each director or nominee has with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. Ms. Wall, having been within the last three years an employee of the Company, and Mr. Reed, our employee, are not independent.

Statement on Corporate Governance

We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board consists of a majority of independent directors (in accordance with the listing standards of the NYSE). Our Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee are each composed entirely of independent directors.

We have adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics which delineate our standards for our officers and directors, and employees. Our Code of Business Conduct and Ethics, Code of Ethics for Executive Officers, Corporate Governance Guidelines, and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our Board are available on our website, www.gannett.com.

The Company has also adopted a Code of Ethics for Executive Officers which is available on our website and which sets forth specific policies to guide the Company’s senior officers in the performance of their duties. This code supplements the Code of Business Conduct and Ethics described above. We intend to disclose any amendment to, or waiver from, a provision of the Code of Ethics for Executive Officers or the Code of Business Conduct and Ethics under applicable NYSE and SEC requirements by posting such information on our website at www.gannett.com.

We have not incorporated by reference into this proxy statement the information included, or that can be accessed through, our website and you should not consider it to be part of this proxy statement.

Board Structure and Leadership

We do not currently divide the roles of Chairman of the Board and Chief Executive Officer consistent with the flexibility afforded by our Corporate Governance Guidelines. In addition to the Chairman of the Board, we have a Lead Director, who is an independent director.

Our current Chief Executive Officer has a deep understanding of our operations, strategy and people, as well as our industry, serving in senior executive capacities in the newspaper and publishing industries for more than 25 years. The Board believes that these experiences and other insights put the Chief Executive Officer in the best position to provide broad leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to stockholders. Further, the Board has demonstrated its commitment and ability to provide independent oversight of management.

At the same time, the Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance. Accordingly, to provide independent leadership, the Board established the position of Lead Director in 2019. The Lead Director is an independent director and is elected annually by the Board. The responsibilities of the Lead Director include, but are not limited to, calling meetings of the non-management directors, if desired, and being available when appropriate for consultation and direct communication if requested by stockholders.

The Board’s Role in Risk Oversight

Our risk management is generally overseen by our Chairman and Chief Executive Officer, who receives reports directly from other officers and individuals who perform services for us. Material risks are identified and prioritized by management, and they are periodically discussed with the Board or appropriate committee. The Board regularly reviews information regarding our credit, liquidity and operations, including risks and contingencies associated with each area. In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations.

Board and Committee Meetings

During the year ended December 31, 2021, our Board held 11 meetings (in addition to actions taken by written consent). In 2021, the Board had four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Transformation Committee. In addition, from March 2020 until July 2021, our Board had a COVID-19 Committee, established to oversee our crisis response to the COVID-19 pandemic. All members of the Board were also members of the COVID-19 Committee. Further, in March 2022, the Board established a Share Repurchase Committee to oversee the Company’s share repurchase program (the “Share Repurchase Program”).

During 2021, the Audit Committee met six times, the Nominating and Corporate Governance Committee met four times, the Compensation Committee met five times, the Transformation Committee met four times, and the COVID-19 Committee met six times. During 2021, each of our then serving directors attended at least 75% of the meetings of the Board and the committees on which they served, except Mr. Hegde. Although director attendance at our annual meeting of stockholders each year is encouraged, we do not have an attendance policy. All of our then serving directors, except Ms. Sandler and Mr. Hegde, attended our 2021 annual meeting of stockholders.

The members of each of our standing committees are set forth in the table below:

		Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Transformation Committee	Share Repurchase Committee
Vinayak R. Hegde		✔			✔
Theodore P. Janulis		✔	✔(C)	✔
John Jeffry Louis III			✔	✔		✔
Maria M. Miller		✔		✔		✔
Debra A. Sandler				✔	✔(C)
Kevin M. Sheehan		✔(C)	✔			✔(C)
Laurence Tarica				✔(C)	✔
Barbara W. Wall					✔
✔	denotes member
(C)	denotes Chair

Audit Committee

The Audit Committee is responsible for providing assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting with the Board’s oversight of (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) our independent registered public accounting firm’s qualifications and independence; and (d) the performance of our independent registered public accounting firm and our internal audit function. The Audit Committee is also responsible for appointing our independent registered public accounting firm and approving the terms of the registered public accounting firm’s services.

The Board has determined that each of the members of our Audit Committee is independent in accordance with the rules of the NYSE and the SEC’s audit committee independence standards. In addition, the Board has determined that Mr. Sheehan’s simultaneous service on the audit committees of more than three public companies does not impair his ability to effectively serve on our Audit Committee. The Board has also determined that Mr. Sheehan qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC.

Compensation Committee

The Compensation Committee is responsible for administering and approving the grant of awards under any incentive compensation plan, including any equity-based plan of ours, and making recommendations to the Board regarding director compensation. The Compensation Committee also evaluates annually the performance of executive officers and approves their compensation. In addition, the Compensation Committee reviews and discusses with management the compensation discussion and analysis included in the proxy statement, and prepares the Compensation Committee Report as required by the rules of the SEC.

The Board has determined that each member of the Compensation Committee is a “non-employee director” as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “outside director” as defined under Section 162(m) of the Internal Revenue Code, and an independent director under the NYSE listing standards.

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee “interlocks” during 2021, which generally means that none of our executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of our Compensation Committee. In addition, there was no insider participation on the Compensation Committee in 2021.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for: (a) recommending to the Board individuals qualified to serve as our directors and on committees of the Board; (b) advising the Board with respect to board composition, procedures and committees; (c) advising the Board with respect to the corporate governance principles applicable to us; and (d) overseeing the evaluation of the Board. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director in accordance with the rules of the NYSE.

The Nominating and Corporate Governance Committee believes that the qualifications for serving as a director include such person’s familiarity with the Company, possession of such knowledge, experience, skills, expertise and diversity with respect to characteristics, such as gender, race, ethnicity and sexual orientation, as would enhance the Board’s ability to manage and direct our affairs and business, including, when applicable, the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing standard. In addition to considering a director-candidate’s background and accomplishments, the process for identifying and evaluating all nominees includes a review of the current composition of the Board and the evolving needs of our business. The Nominating and Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates.

Our Board believes that diversity can strengthen board performance. In addition, we believe that our current practices support board diversity. Specifically, our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and other diverse candidates. Accordingly, the Nominating and Corporate Governance Committee includes, and has any search firm that it engages include, diverse candidates with respect to characteristics such as gender, race, ethnicity and sexual orientation in the pool of potential candidates from which Board nominees are chosen. The Nominating and Corporate Governance Committee assesses its achievement of diversity through the review of the Board’s composition as part of the Board’s annual self-assessment process.

The Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. The evaluation of nominees does not necessarily vary depending on whether or not the nominee was nominated by a stockholder. In considering candidates recommended by stockholders, the Nominating and Corporate Governance Committee may take into consideration the needs of the Board, the qualifications of the candidate, the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Our Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the Board. Among these procedures, our Bylaws require that the nominating stockholder include the following information regarding the proposed nominee:

●	All information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest or as otherwise required by Regulation 14A under the Exchange Act;

●	The nominee’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected;

●	A statement of whether such nominee, if elected, intends to tender any advance resignation notice(s) requested by the Board in connection with subsequent elections; and

●	A description of all arrangements or understandings between the nominating stockholder or any beneficial owner on whose behalf such nomination is made, or their affiliates, and each nominee or any other person in connection with the making of such nomination.

For further detail regarding the procedures a nominating stockholder must follow, see below under “Advance Notice for Stockholder Nominations and Proposals for the 2023 Annual Meeting.”

Transformation Committee

The purpose of the Transformation Committee is to assist the Board in achieving our digital transformation. The Transformation Committee is responsible for advising the Board on our strategy to adopt and grow dynamically in the face of the digital age through the monitoring of our digital and innovation performance and oversight of risks associated with our digital transformation.

Share Repurchase Committee

The Share Repurchase Committee was established to determine the timing, number, and value of any shares repurchased under the Share Repurchase Program in its discretion using factors such as, but not limited to, stock price, trading volume, general market conditions, and the ongoing assessment of the Company’s capital needs. There is no assurance of the number or aggregate price of any shares that we will repurchase pursuant to the Share Repurchase Program. In addition, the Share Repurchase Program may be extended, suspended, or terminated at any time by the Board.

Director Retirement

Our Corporate Governance Guidelines generally provide that no director having attained the age of 75 years shall be nominated for re-election or reappointment to the Board. However, the Board may determine to waive this policy in individual cases, giving the Board greater flexibility in director succession planning.

Executive Sessions of Non-Management Directors

Executive sessions of the non-management directors occur regularly during the course of the year without management present. “Non-management directors” include all directors who are not our officers or employees. The non-management director presiding at those sessions will rotate from meeting to meeting among the chair of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, to the extent the director is present at the executive session.

Stockholder Communications with Directors

We provide the opportunity for stockholders and interested parties to communicate with our directors. You can contact our Board to provide comments, to report concerns or to ask questions, at the following address:

Gannett Co., Inc.
Attention: Corporate Secretary
175 Sully’s Trail

Pittsford, New York 14534

Stockholders can contact the non-management directors individually, as a committee or as a group at the address above or at the following email address: investors@gannett.com.

All communications received as set forth above will be opened by our corporate secretary and forwarded as appropriate.

Prohibitions Against Hedging and Pledging

Our insider trading policy prohibits our directors, officers and other employees from engaging in hedging and pledging transactions with respect to our securities, including collars, equity swaps, exchange funds, prepaid variable forward sale contracts, and any other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for conducting independent audits of the Company’s financial statements and expressing an opinion on the financial statements based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities.

The Audit Committee has:

●	reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2021 with management and Ernst & Young LLP;

●	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

●	received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning Ernst & Young LLP’s independence; and has discussed with Ernst & Young LLP its independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

The Audit Committee

Kevin M. Sheehan, Chair Vinayak R. Hegde, Member Theodore P. Janulis, Member Maria M. Miller, Member

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

For purposes of this Compensation Discussion and Analysis, our named executive officers (“NEOs”) for fiscal year 2021 are as follows:

Name	Title
Michael E. Reed	Chairman of the Board and Chief Executive Officer

Douglas E. Horne	Chief Financial Officer and Chief Accounting Officer

Mr. Reed, age 55, has been Chairman of the Board since May 2019, and has served as our Chief Executive Officer and President, and a member of our Board, since November 2013. Additional information about Mr. Reed can be found under “Proposal No. 1 – Election of Directors.”

Mr. Horne, age 51, has served as our Chief Financial Officer and Chief Accounting Officer since April 2020. Previously, he served as Global Controller for The We Company from May 2019 until November 2019. Mr. Horne formerly served as Senior Vice President, Controller and Principal Accounting Officer of Warner Media LLC, formerly Time Warner Inc., from January 2015 to April 2019 and its Senior Vice President and Deputy Controller from September 2011 to December 2014. Prior to that, he spent 11 years with AOL Inc. (“AOL”), including as Vice President of Finance, Deputy Chief Financial Officer and Chief Accounting Officer. Before joining AOL, Mr. Horne worked with Ernst & Young LLP in its Technology, Communications and Entertainment assurance practice, where he gained extensive international experience, working with clients in Asia and Europe.

“Sunset” of Compensation Arrangements With our Former Manager

Prior to 2021, our Chief Executive Officer was an employee of, and was compensated by, our former manager, and our former manager did not disclose to our Board the compensation paid to him. While our Chief Executive Officer devoted a substantial portion of his time to us in prior years, he did not exclusively provide services to us and he did not receive any compensation from us. This structure limited the authority of our Compensation Committee to make compensation decisions and provide compensation disclosure for our Chief Executive Officer. However, on December 31, 2020, we terminated the management agreement with our former manager and, effective as of January 1, 2021, we entered into an offer letter agreement with Mr. Reed pursuant to which Mr. Reed became our employee and serves as our Chief Executive Officer. As a result, the authority of our Compensation Committee was expanded to include the compensation of our Chief Executive Officer beginning with the 2021 compensation year. Our Compensation Committee, and our Board as a whole, are pleased that the termination of the management agreement enables the Compensation Committee to pursue corporate governance initiatives with respect to compensation matters and permits more transparency on compensation arrangements with our executive officers.

Fiscal 2021 Business Highlights

●	49% digital-only paid subscriber growth to over 1.6 million paid subscribers.

●	Total Digital revenues surpassed $1.0 billion in 2021, or 32% of total revenues.

●	Net loss attributable to Gannett of $135.0 million in 2021 and Adjusted EBITDA(1) totaled $433.7 million.

Compensation Setting Process

Objective

The primary objective of our executive compensation program has been to attract and retain executives with the requisite skills and experience to help us achieve our business mission and develop, expand and execute business opportunities to improve long-term stockholder value.

Role of the Compensation Committee

Our Compensation Committee is primarily responsible for overseeing the total compensation of our NEOs. In this capacity, our Compensation Committee designs, implements, reviews and recommends to our Board the approval of all compensation for our NEOs.

In evaluating and determining our NEO compensation programs, the Compensation Committee may consider a number of factors, including compensation for similarly situated executives, the historical compensation levels of our executives, performance factors, and the overall goals and objectives of our compensation program. The performance factors described below are considered by our Compensation Committee in connection with our annual performance reviews and are a critical component in the determination of annual incentive awards and long-term equity incentive awards for our NEOs.

Role of Management

Our Chief Executive Officer makes recommendations and provides input to the Compensation Committee and the Board regarding the performance and compensation of the other NEO. The Compensation Committee considers the Chief Executive Officer’s evaluation and his direct knowledge of the performance and contributions of the NEO when making compensation decisions. Our Chief Executive Officer is not present during Compensation Committee deliberations or voting regarding his compensation.

(1) Adjusted EBITDA is a non-GAAP performance measure we believe offers a useful view of the overall and segment operations of our business. We define Adjusted EBITDA as Net income (loss) attributable to Gannett before: (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Other operating expenses, including third-party debt expenses and acquisition costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, and (13) certain other non-recurring charges. The most directly comparable U.S. GAAP measure is Net income (loss) attributable to Gannett. Refer to Appendix A of this proxy statement for our reconciliation of Adjusted EBITDA to Net loss attributable to Gannett.

Role of Compensation Consultant

Under its charter, our Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other advisor. Our Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”), a compensation consultant, to advise the Compensation Committee regarding the compensation for our NEOs pursuant to their offer letter agreements described below under “Offer Letter Agreements.” In addition, our Compensation Committee retained Meridian to assist the Compensation Committee in studying the executive compensation of our NEOs and non-employee directors for 2022, assisting with the design of our 2022 annual incentives and grants under our long-term incentive plan, and other matters as may be directed by the Compensation Committee.

Say on Pay

In evaluating executive compensation programs, policies and practices, the Compensation Committee noted that approximately 84% of our stockholders cast votes “for” the advisory vote on the Company’s executive compensation program at the 2021 annual meeting of stockholders. After considering the results of the vote, we have continued to enhance our compensation program as described in detail in this proxy statement.

Risk and Compensation Policies

In considering the risks to us and our business that may be implied by our compensation plans and programs, our Compensation Committee considers the design, operation and mix of the plans and programs at all levels of the Company. Our compensation program is designed to mitigate the potential to reward excessive risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of our long-term business strategy and erode stockholder value.

Tax Considerations

Tax rules generally limit the deductibility of compensation paid to each of our NEOs to $1 million per year. The Compensation Committee retains the discretion to pay compensation that may not be tax deductible.

Elements of Executive Compensation Program

We seek to achieve the objectives for our executive compensation program through the following compensation elements.

Compensation Element	Key Characteristics	Link to Objectives
Base Salary	Fixed; reviewed annually	To provide a competitive rate of pay

Annual Incentive	Variable; discretionary based on Company and individual performance	To ensure that a portion of compensation is at risk and linked to Company and individual performance

Long-Term Incentive	Variable; discretionary	To reinforce the NEO’s long-term commitment to the Company’s success and further alignment with stockholders

Benefits and Perquisites	Fixed; substantially the same as the benefits offered to other employees of the Company, including vacation, sick time, participation in medical, dental and insurance programs	To provide competitive levels of benefits that promote health, wellness and financial security

Post-Termination Pay	Post-termination pay in specified circumstances, including a change in control	To provide competitive levels of benefits upon a qualifying termination of employment

Base Salary

On an annual basis, the Compensation Committee reviews and considers changes to each NEO’s base salary in light of factors such as the nature and responsibility of the position, individual and Company performance and comparative market data.

Name	2021 Base Salary	2020 Base Salary
Michael E. Reed	$900,000	N/A
Douglas E. Horne	$600,000	$600,000

Messrs. Reed’s and Horne’s base salaries were determined pursuant to their respective offer letter agreements. No adjustments were made to base salaries during 2021.

Annual Incentive

We maintain the Gannett Co., Inc. Annual Bonus Plan (the “ABP”) to motivate executives to achieve key financial and strategic business objectives of the Company and its affiliates with an annual bonus opportunity. Mr. Reed’s annual target bonus level for 2021 was $990,000, which was 110% of his base salary, and Mr. Horne’s annual target bonus level was $600,000, which was 100% of his base salary. For fiscal year 2021, the bonus structure for our NEOs was 75% Company financial goals and 25% individual performance goals.

We selected Adjusted EBITDA (50%) and key growth drivers (25%) as the Company financial goals for 2021. The specific financial goals, associated weights, performance metrics and performance results for fiscal year 2021 were as follows (dollars in millions, subscriptions in thousands):

Performance Factor (Payout Percentage)	Weight	Threshold (50%)	Target (100%)	Maximum (200%)	Performance Results
Adjusted EBITDA	50.00%	$375.7	$501.0	$626.2	$433.7
Digital Marketing Solutions (“DMS”) & Events Revenue	8.33%	$407.8	$543.7	$679.6	$501.8
DMS & Events EBITDA	8.33%	$51.8	$69.0	$86.3	$59.0
Digital Subscriptions	8.33%	1,359	1,812	2,265	1,633

The individual performance goals for the NEOs for fiscal year 2021 had a weight of 25%, a target of 100% and a maximum of 150%. During 2021, Messrs. Reed and Horne had an achievement level of 85% and 150%, respectively, reflecting, for Mr. Reed, the Company’s overall performance results, and for Mr. Horne, his increasing responsibilities and contributions to the Company’s finance organization during 2021.

Based on the Company and individual performance results under the ABP for fiscal year 2021, Messrs. Reed and Horne received awards under the ABP for fiscal year 2021 in the amounts of $767,052 and $562,380, respectively.

Long-Term Incentive

We maintain the Gannett Co., Inc. 2020 Omnibus Incentive Compensation Plan, as amended (the “2020 Plan”), under which the Compensation Committee may grant long-term incentives, in the form of cash or equity, in its discretion. Messrs. Reed and Horne are eligible to receive awards under the 2020 Plan, as determined by the Compensation Committee.

Mr. Reed — Pursuant to his offer letter agreement, in January 2021, Mr. Reed received an initial grant of performance-vesting restricted stock units (the “Initial PSU Grant”) under which he is eligible to earn between 500,000 and 2,000,000 shares of our common stock based on the achievement of stock price goals relating to our common stock during a three-year performance period that began on January 1, 2021 and ends on December 31, 2023. The Initial PSU Grant provides that if the highest 20 consecutive trading day average price of a share of our common stock during the performance period is $4.00 per share, then Mr. Reed will be eligible to earn 500,000 shares, and if the highest 20 consecutive trading day average price of a share of our common stock during the performance period is at least $10.00 per share, then Mr. Reed will be eligible to earn the full 2,000,000 shares, with linear interpolation applied for the achievement of stock prices between $4.00 and $10.00. If Mr. Reed remains employed by us through December 31, 2022 (the “First Vesting Date”), then he will vest in the number of shares that became eligible to vest based on the achievement of the applicable stock price hurdles as of the First Vesting Date, but not more than 1,000,000 shares, and if he remains employed by us through December 31, 2023 (the “Final Vesting Date”), then he will vest in the number of shares that became eligible to vest based on the achievement of the applicable stock price hurdles as of the Final Vesting Date, less any shares that vested on the First Vesting Date. If Mr. Reed’s employment is terminated prior to the Final Vesting Date by us without Cause or as a result of his death or disability, then the Initial PSU Grant will vest in a pro-rata portion of the shares that became eligible to vest based on the achievement of the applicable stock price hurdles as of the date of termination, although such amount will not be pro-rated if Mr. Reed’s employment is terminated by us without Cause following a Change in Control of the Company. For a termination before a Change in Control, “Cause” has the meaning given such term in the Key Employee Severance Plan, as amended (discussed below), and for a termination on or following a Change in Control, “Cause” has the meaning given such term in the 2015 Change in Control Severance Plan, as amended (discussed below).

The 2020 Plan defines a “Change in Control” to mean the occurrence of one of the following events unless the Board determines prior to the occurrence of the event that the event will not constitute a Change in Control: (a) the acquisition by person of beneficial ownership of 30% or more of either the outstanding shares of Company’s common stock or the combined voting power of the Company’s outstanding voting securities; (b) the consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries; (c) the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the assets of the Company; or (d) the approval of the stockholders of a complete liquidation or dissolution of the Company. Certain acquisitions and transactions are excluded from the definition of a Change in Control under the 2020 Plan: (i) any acquisition directly from or by the Company; (ii) any acquisition or transaction if all or substantially all of the persons who were the beneficial owners of the outstanding company voting securities immediately prior to such acquisition or transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company or entity resulting from such transaction; and (iii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company.

Mr. Horne — Mr. Horne was awarded long-term incentive compensation with respect to fiscal year 2021 of 109,890 shares of restricted stock on March 3, 2021 that vest 33.3% on each of the first and second anniversary of the grant date and 33.4% on the third anniversary of the grant date, subject to his continued service as an employee through each vesting date. If Mr. Horne’s employment is terminated prior to the final vesting date as a result of his death or disability, then the unvested portion of his restricted stock award will immediately vest.

Benefits and Perquisites

We maintain the Gannett Media Corp. 401(k) Savings Plan (the “Gannett 401(k) Plan”). Messrs. Reed and Horne each participated in the Gannett 401(k) Plan in 2021. The Gannett 401(k) Plan permitted eligible participants to make pre-tax and Roth contributions. For purposes of the Gannett 401(k) Plan and subject to the Internal Revenue Code limits on the amount of compensation that could be taken into account, compensation generally includes a participant’s base salary, performance-based bonuses, and pre-tax contributions to the Company’s benefit plans. Prior to August 16, 2020, the Gannett 401(k) Plan provided for a matching contribution of 100% of the first 4% and 50% of the next 2% of eligible pay. Effective July 5, 2021, the Gannett 401(k) Plan was amended to provide for a matching contribution of 50% on contributions up to 5% of eligible pay. Messrs. Reed and Horne did not receive any matching contribution in 2021 due to the fact that their eligible pay exceeded Internal Revenue Code limits at the time that the Gannett 401(k) Plan amendment became effective.

We do not maintain any nonqualified deferred compensation or supplemental retirement plans for any of our NEOs.

The Gannett Foundation, Inc. (the “Gannett Foundation”) is our Section 501(c)(3) charitable private foundation, which is committed to funding nonprofit organizations and programs that promote and celebrate the diversity of the communities we serve. For 2021, the Board of Directors of the Gannett Foundation approved an Executive Grant Program which provides for contributions of up to $10,000 to eligible charitable organizations recommended by our eligible executives. Both Messrs. Reed and Horne were eligible for the 2021 Executive Grant Program, and the Gannett Foundation made a contribution to a charitable organization recommended by Mr. Horne in the amount of $10,000 in 2021.

Post-Termination Pay

Key Employee Severance Plan

We maintain the Key Employee Severance Plan, as amended (the “Key EE Severance Plan”). Mr. Reed participates in the Key EE Severance Plan, and his multiplier (discussed below) is two. Mr. Horne does not participate in the Key EE Severance Plan because he is entitled to severance benefits under his offer letter agreement, as described below.

In the event of a participant’s involuntary termination other than for Cause, if the participant executes a release and agrees to certain restrictive covenants, the participant is entitled to receive:

●	any earned but unpaid base salary or bonus through the date of termination;

●	unless the termination is also a qualifying termination under the CIC Severance Plan (discussed below), a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date based on actual performance; and

●	an amount equal to a “multiplier” that is designated for the participant times the participant’s annual base salary.

The Key EE Severance Plan defines “Cause” to mean: (i) the participant’s embezzlement, fraud, misappropriation of funds, misappropriation of funds, breach of fiduciary duty or other act of material dishonesty committed by the participant or at his direction; (ii) the participant’s failure by to perform adequately the duties to perform adequately the duties of his position, as a result of neglect or refusal, that he does not remedy within 30 days after receipt of written notice from the Company; (iii) the participant’s material violation of the Company’s employment policies; (iv) the participant’s gross negligence, including in a supervisory capacity, that causes significant financial or reputational harm to the Company; (v) conviction of, or plea of guilty or nolo contendere by, the participant to a felony or any crime involving moral turpitude; or (vi) a finding by a court of competent jurisdiction in a civil action or by the SEC that the participant has violated any Federal or state securities law.

Change in Control Severance Plan

We maintain the 2015 Change in Control Severance Plan, as amended (the “CIC Severance Plan”). Messrs. Reed and Horne each participate in the CIC Severance Plan, and each of their multipliers (as described below) are two.

In the event of a participant’s involuntary termination without Cause or resignation for Good Reason within two years following a Change in Control, if the participant executes a release and agrees to certain restrictive covenants, in addition to any compensation and benefits that the participant may be entitled to receive under the Key EE Severance Plan or letter agreement with the Company, the participant is also entitled to receive:

●	any unpaid base salary or bonus through the date of termination;

●	a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus the participant earned with respect to three fiscal years immediately prior to the fiscal year in which the termination date occurs prorated for the portion of the fiscal year elapsed prior to the termination date;

●	an amount equal to a “multiplier” that is designated for the participant times the sum of: (i) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12 month period immediately prior to the change in control (in each case, as determined without regard for any reduction for deferred compensation, 401(k) plan contributions and similar items); and (ii) the higher of (A) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the change in control occurs and (B) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination occurs; and

●	an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by the lesser of (A) 18 or (B) 24 minus the number of full months between the date of the change in control and the date of termination.

In the event of a participant’s involuntary termination without Cause or resignation for Good Reason prior to a Change in Control, and the participant reasonably demonstrates that the prior termination (i) was at the request of any third party participating in or causing the Change in Control, or (ii) otherwise arose in connection with, in relation to, or in anticipation of the Change in Control, then the participant is entitled to payments and benefits under the CIC Severance Plan.

The CIC Severance Plan defines “Change in Control” to mean: (a) the acquisition by person of beneficial ownership of 20% or more of either the outstanding shares of Company’s common stock or the combined voting power of the Company’s outstanding voting securities; (b) the individuals who constitute the incumbent Board cease for any reason to constitute at least a majority of the Board; (c) the consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries; or (d) the approval of the stockholders of a complete liquidation or dissolution of the Company. Certain acquisitions and transactions are excluded from the definition of a Change in Control: (i) any acquisition directly from or by the Company; (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its affiliates; (iii) any acquisition or transaction if all or substantially all of the persons who were the beneficial owners of the outstanding company common stock and the outstanding company voting securities immediately prior to such acquisition or transaction beneficially own, directly or indirectly, more than 50% of the outstanding shares of common stock and the combined voting power of the outstanding voting securities of the Company or entity resulting from such transaction; (iv) any acquisition or transaction if no person (excluding any employee benefit plan (or related trust) of the Company or entity resulting from such transaction) beneficially owns, directly or indirectly, 20% or more of the outstanding shares of the Company’s common stock or the common stock of the entity resulting from the transaction or the combined voting power of the outstanding voting securities of the Company or the entity resulting from the transaction, except to the extent that such ownership existed prior to the acquisition or transaction; and (v) any acquisition or transaction at least a majority of the members of the Board or the board of directors of the entity resulting from the transaction were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such acquisition or transaction.

Under the CIC Severance Plan, “Cause” has the meaning given such term in the Key EE Severance Plan.

The CIC Severance Plan defines “Good Reason” to mean the occurrence after a change in control of any of the following without the participant’s express written consent, unless fully corrected prior to the date of termination: (i) the material diminution of the participant’s duties, authorities or responsibilities from those in effect immediately prior to the change in control; (ii) a material reduction in the participant’s base salary or target bonus opportunity as in effect on the date immediately prior to the change in control; (iii) the relocation of the participant’s office from the location at which the participant is principally employed immediately prior to the date of the change in control to a location 35 or more miles farther from the participant’s residence immediately prior to the change in control; (iv) the failure by the Company to pay any material compensation or benefits due to the participant; (v) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the CIC Severance Plan, or if the business of the Company for which the participant’s services are principally performed is sold at any time within 24 months after a change in control, there is a material diminution of the participant’s duties, authorities or responsibilities from those in effect immediately prior to the change in control; or (vi) any purported termination of the participant’s employment that is not effected pursuant to a notice of termination satisfying the requirements of the CIC Severance Plan.

Offer Letter Agreements

Mr. Reed — We entered into an offer letter agreement with Mr. Reed, effective January 1, 2021, pursuant to which Mr. Reed became our employee and serves as our Chief Executive Officer. Pursuant to Mr. Reed’s agreement, he receives an annual base salary of $900,000 and has an annual cash bonus target of 110% of his base salary. Pursuant to Mr. Reed’s agreement, he is eligible to participate in our Key EE Severance Plan, as amended, and our 2015 Change in Control Severance Plan, as amended.

Mr. Horne — We entered into an offer letter agreement with Mr. Horne, effective as of April 7, 2020, pursuant to which he serves as our Chief Financial Officer and Chief Accounting Officer. Mr. Horne’s agreement provides that he receives an annual base salary of $600,000 and has an annual cash bonus target of 100% of his base salary. In the event that Mr. Horne’s employment is involuntarily terminated by the Company without Cause or he resigns for Good Reason, his agreement provides that he is entitled to receive an amount equal to the sum of his annualized base salary and cash bonus for the most recently completed fiscal year. “Cause” and “Good Reason” have the meanings given such terms by the CIC Severance Plan, described above. Mr. Horne’s agreement contains standard non-solicitation restrictions. Pursuant to Mr. Horne’s agreement, he is eligible to participate in our 2015 Change in Control Severance Plan, as amended, with a multiplier of two.

Pay Mix

Mr. Reed’s total direct compensation in respect of fiscal year 2021 consisted of:

●	base salary – 12%

●	annual incentive bonus – 10%

●	long-term incentive awards – 78%

Mr. Horne’s total direct compensation in respect of fiscal year 2021 consisted of:

●	base salary – 34%

●	annual incentive bonus – 32%

●	long-term incentive awards – 33%

2021 Summary Compensation Table

Name (Position)	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael E. Reed	2021	900,000	—	6,074,000 (3)	767,052	—	—	7,741,052
Chairman and CEO

Douglas E. Horne	2021	600,000	—	581,318	562,380	—	10,000 (4)	1,753,698
CFO & CAO	2020	445,385 (5)	600,000 (6)	601,333	—	—	218,595 (7)	1,865,313

(1)	The amounts in this column reflect the aggregate grant date fair value of the stock awards for each year pursuant to FASB ASC Topic 718, Compensation – Stock Compensation. Additional details on accounting for stock-based compensation can be found in Note 13 (Supplemental equity information) to our consolidated financial statements contained in our 2021 Annual Report on Form 10-K.

(2)	The amounts in this column reflect the cash incentive payments received for each year under the ABP.

(3)	The amount shown in the table is based on the probable outcome as of the date the performance goals were set. The maximum value as of the grant date assuming the highest level of performance will be achieved and based on the closing price of our common stock on the NYSE on the grant date is $6,840,000.

(4)	This amount reflects the contribution made by the Gannett Foundation to the charitable organization recommended by Mr. Horne pursuant to the 2021 Executive Grant Program.

(5)	This amount reflects the actual base salary earned in 2020. The amount reported in the 2020 proxy statement has been corrected to include the base salary earned from the last payroll date through the end of 2020.

(6)	This amount reflects the cash bonus Mr. Horne received for 2020, which was paid without proration in light of Mr. Horne’s performance during 2020 and in consideration of the extraordinary circumstances he faced.

(7)	This amount includes: (i) $145,410 relocation benefit and $62,616 tax gross up; and (ii) Company matching contributions to Mr. Horne’s Gannett 401(k) Plan in the amount of $10,569.

Grants of Plan-Based Awards in 2021

The following table shows the plan-based awards granted during fiscal year 2021 to each of our NEOs:

Name	Award Type (1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares	Grant Date
			Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #	of Stock or Units (#)	Fair Value of Stock (3) ($)
Michael E. Reed	PSUs (4)	1/8/2021	—	—	—	500,000	2,000,000	—	—	6,074,000
	ABP	2/16/2021	371,250	990,000	1,856,250	—	—	—	—	—
Douglas E. Horne	RSAs (5)	3/3/2021	—	—	—	—	—	—	109,890	581,318
	ABP	2/16/2021	225,000	600,000	1,125,000	—	—	—	—	—

(1)	PSUs are performance-vesting stock units; RSAs are time-vesting shares of restricted stock; and ABP are cash incentive awards under our ABP.

(2)	The amounts shown in these columns represent the potential threshold, target and maximum payout for achievement of levels for the awards under our non-equity and equity incentive plans.

(3)	The amounts shown in this column represent the aggregate grant date fair value of awards pursuant to FASB ASC Topic 718, Compensation – Stock Compensation. Additional details on accounting for stock-based compensation can be found in Note 13 (Supplemental equity information) to our consolidated financial statements contained in our 2021 Annual Report on Form 10-K. The aggregate grant date fair value shown for Mr. Reed’s PSU is based on the probable outcome as of the date the performance goals were set. The maximum value as of the grant date assuming the highest level of performance will be achieved and based on the closing price of our common stock on the NYSE on the grant date is $6,840,000.

(4)	These PSUs consisted of 1,378,096 shares awarded as an inducement award and 621,904 shares awarded under our 2020 Omnibus Incentive Compensation Plan. Pursuant to the award agreements for these PSUs, if the highest 20 consecutive trading day average price of a share of our common stock during the three-year performance period that began on January 1, 2021 and ends on December 31, 2023, is $4.00 per share, 500,000 shares are eligible to vest, and if the highest 20 consecutive trading day average price of a share of our common stock during the performance period is at least $10.00 per share, the full 2,000,000 shares are eligible to vest, with linear interpolation applied for the achievement of stock prices between $4.00 and $10.00. If Mr. Reed remains employed by us through December 31, 2022 (the “First Vesting Date”), he will vest in the number of shares that became eligible to vest based on the achievement of the applicable stock price hurdles as of the First Vesting Date, but not more than 1,000,000 shares, and if he remains employed by us through December 31, 2023 (the “Final Vesting Date”), then he will vest in the number of shares that became eligible to vest based on the achievement of the applicable stock price hurdles as of the Final Vesting Date, less any shares that vested on the First Vesting Date. The PSUs may vest earlier upon Mr. Reed’s death, disability, or termination without cause, including following a change in control of the Company, as described in the Potential Payments upon Termination or Change of Control table below.

(5)	Pursuant to the award agreement for this RSA, 33.3% vested on March 3, 2022, 33.3% will vest on March 3, 2023, and the remaining 33.4% will vest on March 3, 2024, subject to Mr. Horne’s continued service through each vesting date. The RSAs may vest earlier upon Mr. Horne’s death or disability, as described in the Potential Payments upon Termination or Change of Control table below.

Outstanding Equity Awards at December 31, 2021

The table below sets forth the outstanding stock awards that were granted to our NEOs as of December 31, 2021. There were no outstanding stock options held by our NEOs as of December 31, 2021.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested (1) ($)
Michael E. Reed	1/8/2021	1,378,096 (2)	7,345,252	621,904 (2)	3,314,748

Douglas E. Horne	4/7/2020			55,556 (3)	296,113
	6/1/2020			266,667 (4)	1,421,335
	3/3/2021			109,890 (5)	585,714

(1)	The market value of shares or units that have not vested was calculated using a stock price of $5.33, which was the closing price of our common stock on December 31, 2021, the last trading day of our fiscal year.

(2)	These PSUs consisted of 1,378,096 shares awarded as an inducement award and 621,904 shares awarded under our 2020 Plan. Of the aggregate PSUs, up to 1,000,000 shares of common stock will vest on December 31, 2022, and the remainder up to an aggregate of 2,000,000 shares will vest on December 31, 2023, upon the achievement of specified stock price goals (ranging from $4.00 per share to $10.00 per share, based on the highest 20 consecutive trading day average).

(3)	Of this restricted stock award of 83,333 shares, 33.3% should have vested on April 7, 2021, 33.3% on April 7, 2022, and the remaining 33.4% on April 7, 2023, subject to Mr. Horne’s continued service through each vesting date. In 2022, we discovered that one-third (instead of 33.3%) of the RSAs were erroneously vested on April 7, 2021 due to an administrative error. To correct such error, we reduced the 33.3% that were scheduled to vest on April 7, 2022 by the 27 shares that were erroneously vested in 2021, so as of April 7, 2022, 66.6% of the RSAs had vested and the remaining 33.4% will vest on April 7, 2023, subject to Mr. Horne’s continued service through such date.

(4)	Of this restricted stock award of 400,000 shares, 33.3% should have vested on May 31, 2021 and 33.3% on May 31, 2022, and the remaining 33.4% on May 31, 2023, subject to Mr. Horne’s continued service through the vesting date. In 2022, we discovered that one-third (instead of 33.3%) of the RSAs were erroneously vested on May 31, 2021 due to an administrative error. To correct such error, we will reduce the 33.3% that are scheduled to vest on May 31, 2022 by the 133 shares that were erroneously vested in 2021, so as of May 31, 2022, 66.6% of the RSAs will have vested and the remaining 33.4% will vest on May 31, 2023, subject to Mr. Horne’s continued service through such date.

(5)	Of this restricted stock award of 109,890 shares, 33.3% vested on March 3, 2022, and 33.3% will vest on March 3, 2023, and the remaining 33.4% will vest on March 3, 2024, subject to Mr. Horne’s continued service through each vesting date.

Stock Vested in 2021

The following table provides information about the stock awards held by our NEOs that vested during fiscal year 2021. Our NEOs did not have any outstanding stock options that vested during fiscal year 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Michael E. Reed	—	—

Douglas E. Horne	27,777 (2)	143,052
	133,333 (3)	683,998

(1)	The value realized on vesting is equal to the number of shares vested multiplied by the closing price of a share of our common stock on the vesting date (or if such date falls on a weekend or public holiday, the closing price of a share of our common stock on the date immediately prior to the vesting date on which our shares traded).

(2)	In 2022, we discovered that one-third (instead of 33.3%) of the RSAs were erroneously vested on April 7, 2021 due to an administrative error. As a result, Mr. Horne received 27,777 shares of common stock, instead of the correct number of 27,750 shares he would have received if only 33.3% of the RSAs had vested. To correct such error, the 33.3% schedule to vest on April 7, 2022 were reduced by the excess 27 shares that vested in 2021.

(3)	In 2022, we discovered that one-third (instead of 33.3%) of the RSAs were erroneously vested on May 31, 2021 due to an administrative error. As a result, Mr. Horne received 133,333 shares of common stock, instead of the correct number of 133,200 shares he would have received if only 33.3% of the RSAs had vested. To correct such error, the 33.3% scheduled to vest on May 31, 2022 will be reduced by the excess 133 shares that vested in 2021.

Pension Benefits

None of our named executive officers were participants in a tax-qualified defined benefit plans or supplemental executive retirement plans during the fiscal year ended December 31, 2021.

2021 Non-Qualified Deferred Compensation

Neither Mr. Reed nor Mr. Horne are eligible to participate in any nonqualified deferred compensation plans maintained by us. Accordingly, there were no contributions or withdrawals by them under such arrangements during the 2021 fiscal year.

Potential Payments Upon Resignation, Termination or Change in Control

The following table estimates the amount of compensation payable to Messrs. Reed and Horne in the event of termination of employment, assuming that such terminations were effective as of December 31, 2021.

Potential Payments upon Termination or Change of Control

	Change in Control – Involuntary without Cause or Voluntary for Good Reason ($)	Involuntary without Cause ($)	Voluntary for Good Reason ($)	Voluntary Termination without Good Reason ($)	Death ($)	Disability ($)
Michael E. Reed
Annual Cash Bonus	— (1)	—	—	—	—	—
Severance Pay	1,800,000	1,800,000	—	—	—	—
Performance Units	6,142,825 (2)	2,002,732 (3)	—	—	2,002,732 (3)	2,002,732 (3)
Restricted Stock Awards	—	—	—	—	—	—
Executive Insurance and Related Benefits (4)	28,644 (5)	28,644 (5)	—	—	—	—
Total	7,971,469	3,831,376	—	—	2,002,732	2,002,732

Douglas E. Horne
Annual Cash Bonus	1,200,000	600,000	600,000	—	—	—
Severance Pay	1,200,000	600,000	600,000	—	—	—
Performance Units	—	—	—	—	—	—
Restricted Stock Awards	—	—	—	—	2,303,157 (6)	2,303,157 (6)
Executive Insurance and Related Benefits (4)	37,965 (7)	37,965 (7)	—	—	—	—
Total	2,437,965	1,237,965	1,200,000	—	2,303,157	2,303,157

(1)	Under the CIC Severance Plan, Mr. Reed would be entitled to receive two times the average annual bonus earned for three fiscal years preceding 2021. For a termination on December 31, 2021, there would be no payment because he was not directly employed by us prior to 2021 and he was not paid an annual bonus by us during the three fiscal years preceding 2021.

(2)	The average highest 20-day closing price for the period of January 8, 2021 through December 31, 2021 was $6.61 which would have resulted in the vesting of 1,152,500 PSUs if Mr. Reed had been terminated without cause in connection with a change in control on December 31, 2021, without pro-ration. The value of PSUs is determined by multiplying the number of PSUs that would have vested as of December 31, 2021 by $5.33, the closing price of a share of our common stock as of December 31, 2021.

(3)	The average highest 20-day closing price for the period of January 8, 2021 through December 31, 2021 was $6.61 which would have resulted in the pro-rata vesting of 375,747 PSUs if Mr. Reed had been terminated without cause prior to a change in control or as a result of his death or disability on December 31, 2021. The value of PSUs is determined by multiplying the pro-rata number of PSUs that would have vested as of December 31, 2021 by $5.33, the closing price of a share of our common stock as of December 31, 2021.

(4)	Amounts shown in this row do not include insurance and related benefits that are available generally to all salaried Company employees under plans and arrangements that by their terms do not discriminate in favor of executive officers.

(5)	This amount represents the monthly COBRA cost of Mr. Reed’s medical and dental coverage for 18 months.

(6)	The value of restricted stock awards is determined by the number of unvested shares of restricted stock that would have vested if Mr. Horne’s employment had been terminated as a result of death or disability on December 31, 2021 multiplied by $5.33, the closing price of a share of our common stock as of December 31, 2021.

(7)	This amount represents the monthly COBRA cost of Mr. Horne’s medical and dental coverage for 18 months.

Compensation of Directors

For 2021, each non-employee director received an annual retainer fee of $100,000 (or a pro-rated portion of such fee for directors who served for part of the year), payable quarterly. In addition, the chairs of each standing committee of the Board, including the Audit, Nominating and Corporate Governance, Compensation, and Transformation Committees of the Board, received an additional annual fee of $20,000, and the Lead Director received an additional annual fee of $40,000. For 2021, the annual retainer fees and additional annual fees to non-employee directors were paid in cash, except with respect to Mr. Louis and Ms. Miller, who elected to receive all or a portion of his or her annual retainer fee in shares of our common stock. Directors who are employed by us do not receive compensation for their service as members of the Board.

For 2021, each non-employee director also received an annual stock grant with a value of $125,000. The grant was made on June 8, 2021 and the number of shares of stock awarded was determined by dividing the value of the annual stock grant ($125,000), by the closing price of a share of our common stock on the grant date ($5.26).

Each non-employee director is also eligible for a match from the Gannett Foundation on charitable gifts made by the non-employee director to eligible charitable organizations up to a maximum of $10,000 per year.

Members of the Board, other than Mr. Reed, are also reimbursed for reasonable costs and expenses incurred in attending meetings of our Board. There were no expense reimbursements for directors in 2021.

2021 Director Compensation Table

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
Michael E. Reed (4)	—	—	—	—
Kevin M. Sheehan	160,000	125,000	—	285,000
Vinayak Hegde	87,500 (5)	125,000	—	212,500
Theodore P. Janulis	120,000	125,000	6,250	251,250
John Jeffry Louis III	100,000 (6)	125,000	10,000	235,000
Maria M. Miller	100,000 (7)	125,000	—	225,000
Debra A. Sandler	120,000	125,000	—	245,000
Laurence Tarica	120,000	125,000	10,000	255,000
Barbara W. Wall (8)	100,000	125,000	10,000	235,000

(1)	Amounts in this column reflect the annual retainer fee paid to each of our non-employee directors, the additional annual fee of $40,000 paid to Mr. Sheehan for his services as our Lead Director, and the additional fee of $20,000 paid to each of Messrs. Sheehan, Janulis and Tarica and Ms. Sandler for as chairs of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Transformation Committee, respectively.

(2)	The amounts in this column reflect the aggregate grant date fair value of the stock awards for each year pursuant to FASB ASC Topic 718, Compensation – Stock Compensation. These amounts reflect the annual stock grants made to each of our non-employee directors of 23,764 shares of common stock on June 8, 2021. The number of shares of stock was determined by dividing the value of the annual stock grant ($125,000), by the closing price of a share of our common stock on the grant date ($5.26).

(3)	Amounts in this column represent charitable gifts made by the Gannett Foundation pursuant to the Gannett Match program. The Gannett Match program matches eligible gifts made by Company employees and directors up to an aggregate of $10,000 a year. Gifts must be made to eligible organizations, including tax-exempt charitable organizations, tax-exempt hospitals or medical centers, and tax-exempt colleges, universities, graduate or professional schools, engineering or technical institutions and public and private preschools, elementary and secondary schools in the U.S. and its territories.

(4)	Mr. Reed is an employee and receives no compensation for services as a director.

(5)	Mr. Hegde received a pro-rated annual fee for 2021 since he joined the Board in February 2021.

(6)	Mr. Louis elected to receive his annual retainer fee in shares of our common stock in 2021. He was awarded 4,646 shares on March 31, 2021; 4,553 shares on July 1, 2021; 3,742 shares on October 1, 2021; and 4,690 shares on January 3, 2022. The number of shares was determined by dividing the foregone annual retainer fee by the closing price of a share of our common stock on the grant date.

(7)	Ms. Miller elected to receive 50% of her annual retainer fee in cash and 50% in shares of our common stock in 2021. She was awarded 2,323 shares on March 31, 2021; 2,276 shares on July 1, 2021; 1,871 shares on October 1, 2021; and 2,345 shares on January 3, 2022. The number of shares was determined by dividing the foregone portion of the annual retainer fee by the closing price of a share of our common stock on the grant date.

(8)	Ms. Wall was an active employee of Gannett Media Corp. until her termination of employment on January 3, 2020. For certain information regarding Ms. Wall’s employee compensation for this period related to her employment with Legacy Gannett prior to its acquisition, please refer to the section entitled “Related Persons Transactions — Employment-Related Compensation.”

Director Stock Ownership Guidelines

To provide for non-employee directors to have an appropriate equity ownership in the Company in order to more closely align their economic interests with those of other Company stockholders, the Board requires non-employee directors to own equity securities of the Company (including any restricted stock, restricted stock units and vested options) with a value of at least three times the amount of the non-employee director’s annual cash retainer for service on the Board. Non-employee directors must achieve the required level of stock ownership within five years of his or her first election to the Board.

The Board will evaluate whether exceptions should be made under these guidelines in the case of any non-employee director who, due to his or her unique circumstances, would incur a hardship in complying with this requirement and, from time to time, may exercise discretion in light of applicable circumstances. The Compensation Committee will periodically assess these guidelines and the non-employee directors’ ownership relative to such guidelines, and make recommendations with respect to these guidelines, as appropriate.

As of December 31, 2021, all of our non-employee directors had met the required level of stock ownership except for Mr. Hegde.

Equity Compensation Plan Information

The following table summarizes certain information about securities authorized for issuance under our equity compensation plans as of December 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Gannett Co., Inc. 2020 Omnibus Incentive Compensation Plan (2)	7,535,165	$16.45	7,092,463 (3)
Equity compensation plans not approved by security holders:
Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan (4)	—	—	—
Gannett Co., Inc. 2020 Omnibus Incentive Compensation Plan Roll-Over Shares (5)	—	—	5,164,436
Performance Restricted Stock Unit Award Agreement, effective as of January 8, 2021, with Mr. Reed (6)	1,378,096	—	—

Total	8,913,261	$16.45	12,256,899

(1)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units, which do not have an exercise price.

(2)	This row does not include the shares of our common stock that remained available for issuance under the 2015 Plan as of December 23, 2020, which were added to the 2020 Plan by Amendment No. 1, which are reflected in a separate 2020 Plan row under “Equity compensation plans not approved by security holders.”

(3)	The maximum number of shares reserved and available for issuance under the 2020 Plan is 15,000,000, as increased during the term of the 2020 Plan on the first day of each fiscal year beginning in and after calendar year 2021 by a number of shares of stock equal to 10% of the number of shares of stock newly issued by the Company during the immediately preceding fiscal year.

(4)	The 2015 Plan was established by Legacy Gannett and was initially assumed by the Company in connection with the Acquisition. The 2015 Plan was not approved by the Company’s stockholders. No awards were granted under the 2015 Plan after the Acquisition. On December 21, 2020, our Board authorized the freeze of the 2015 Plan and no new awards may be granted pursuant to the 2015 Plan after such date. This table does not include 692,087 shares subject to restricted share units that were converted from restricted share units of Legacy Gannett into restricted share units of the Company and 310,221 shares subject to restricted share units that were converted from performance share units of Legacy Gannett into restricted share units of the Company, in each case, at the effective time of the Acquisition in accordance with the terms of the merger agreement by and between the Company and Legacy Gannett. The Board approved Amendment No. 1 to the 2020 Plan effective as of December 23, 2020 to make available for grant under the 2020 Plan the shares of our common stock that remained available for issuance under the 2015 Plan, the use of which is subject to the limitations of Rule 303A.08 of the NYSE Listed Company Manual.

(5)	This row represents the shares of our common stock that remained available for issuance under the 2015 Plan that were rolled-over to the 2020 Plan by Amendment No. 1, the use of which is subject to the limitations of Rule 303A.08 of the NYSE Listed Company Manual.

(6)	Pursuant to this Agreement, up to 689,048 shares of common stock are eligible to vest on December 31, 2022, and the remainder up to an aggregate 1,378,096 shares are eligible to vest on December 31, 2023, upon the achievement of specified stock price goals (ranging from $4.00 per share to $10.00 per share, based on the highest 20 consecutive trading day average).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the 2021 Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management.

Based on this review and their discussions, the Compensation Committee has recommended to the Board that the 2021 Compensation Discussion and Analysis be included in this proxy statement for the 2022 Annual Meeting to be filed with the SEC.

The Compensation Committee

Theodore P. Janulis, Chair John Jeffry Louis III, Member Kevin M. Sheehan, Member

CEO PAY RATIO — 2021

Our CEO to median compensated employee pay ratio is 1:160, with the 2021 Summary Compensation Table annual total compensation amount for Mr. Reed being $7,741,052 and the equivalent annual total compensation for the identified median compensated employee being $48,419.

To determine our median compensated employee, we reviewed our global employee population, consisting of approximately 13,800 U.S. employees and approximately 2,500 non-U.S. employees who were employed by us as of December 31, 2021. Excluding our U.K. employee population, our other non-U.S. employee population did not exceed 5% of our global employee population, so we applied the de minimis exception to exclude all non-U.S. employees located in countries other than the U.K. The approximate number of excluded employees by country were as follows: Canada (30), Australia (60), India (560), and New Zealand (40). As a result, our median compensated employee determination includes approximately 15,600 employees (including approximately 1,800 in the U.K.), whether full-time or part-time, which represents approximately 96% of our global employee population as of December 31, 2021.

To identify our median compensated employee from the selected employee population, we used Form W-2 box 3 wages (and the equivalent amounts for our non-US employees) as our consistently applied compensation measure. We used annualized base salary compensation for full-time employees that were newly hired in 2021, and we did not make any cost-of-living adjustments.

To calculate the annual total compensation for our median compensated employee, we used a methodology consistent with that used for the 2021 Summary Compensation Table. We did not make any assumptions, adjustments, or estimates with respect to annual total compensation.

Because SEC rules for identifying a median compensated employee allow companies to apply certain exclusions, include estimates, and adopt different methodologies that reflect their employee population and compensation practices, the ratio above may not be comparable to the CEO pay ratio reported by other companies.

COMMON STOCK OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock as of April 14, 2022 by (i) each person known by us to be a beneficial owner of more than five percent of our outstanding common stock, (ii) each of our directors, director nominees, and our named executive officers, and (iii) all directors, director nominees, and executive officers as a group. We had outstanding an aggregate of 146,609,561 shares of common stock as of April 14, 2022. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (2)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	22,820,762 (3)	15.6%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	9,276,178 (4)	6.3%
William H. Miller III Living Trust One South Street Suite 2550 Baltimore, MD 21202	8,385,900 (5)	5.7%
Michael E. Reed	1,345,885 (6)	*
Kevin M. Sheehan	169,389 (7)	*
Vinayak R. Hegde	23,764	*
Theodore P. Janulis	113,130	*
John Jeffry Louis III	382,148 (8)	*
Maria M. Miller	112,513	*
Amy Reinhard	—	*
Debra A. Sandler	104,825	*
Laurence Tarica	620,263	*
Barbara W. Wall	272,723	*
Douglas E. Horne	620,599	*
All directors, nominees and executive officers as a group (10 persons)	3,765,239	2.6%

*       Denotes less than 1%.

(1)	The address of all of the officers, directors and nominees listed in the table is 7950 Jones Branch Drive, McLean, VA 22107-0150.

(2)	Under the rules of the SEC, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within sixty days, including, but not limited to, the right to acquire shares by the exercise of options or warrants. Shares that may be acquired within sixty days by the exercise of options or warrants are referred to in the footnotes to this table as “presently exercisable.” Percentages shown are based on the number of outstanding shares of common stock as of the record date, except where the person has the right to receive shares within sixty days of April 14, 2022 (as indicated in the other footnotes to this table), which increases the number of shares owned by such person and the number of shares outstanding.

(3)	Based on information set forth in Amendment No. 3 to Schedule 13G filed with the SEC on January 27, 2022 by BlackRock, Inc. with respect to 22,820,762 shares of common stock. BlackRock, Inc. reports sole voting power with respect to 22,568,568 shares and sole dispositive power with respect to 22,820,762 shares as the parent holding company or control person of BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; and BlackRock Fund Managers Ltd. BlackRock, Inc. also reports that (i) iShares Core S&P Small-Cap ETF has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our common stock and has an interest in our common stock of more than five percent of our total outstanding common stock, and (ii) BlackRock Fund Advisors beneficially owns five percent or greater of our outstanding shares of common stock.

(4)	Based on information set forth in Amendment No. 9 to Schedule 13G filed with the SEC on February 10, 2022 by The Vanguard Group, Inc. with respect to 9,276,178 shares of common stock. The Vanguard Group, Inc. reports shared voting power with respect to 175,908 shares, sole dispositive power with respect to 9,028,394 shares and shared dispositive power with respect to 247,784 shares.

(5)	Based on information set forth in Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2022, the William H. Miller III Living Trust has sole voting and dispositive power with respect to 7,820,000 shares of common stock and shares voting and dispositive power with respect to 565,900 shares of common stock owned by clients of Miller Value Partners, LLC, a registered investment adviser.

(6)	Includes 9,550 shares of common stock issuable upon exercise of presently exercisable ten-year warrants to purchase common stock at an exercise price of $46.35 per share.

(7)	Includes 1,259 shares of common stock issuable upon exercise of presently exercisable ten-year warrants to purchase common stock at an exercise price of $46.35 per share.

(8)	Includes (i) 9,873 shares of common stock held by the John Jeffry Louis, Jr. Trust under the Will of John J. Louis fbo John Jeffry Louis, (ii) 3,478 shares of common stock held by John J. Louis, Jr. Trust under the Will of John J. Louis fbo Tracy L. Merrill, (iii) 7,604 shares of common stock held by the John J. Louis, Jr. Trust under the Will of John J. Louis fbo Kimberly C. Louis Stewart, and (iv) 13,471 shares of common stock held by the Martial Trust U/A John J. Louis, Jr. Trust.

RELATED PERSONS TRANSACTIONS

Review of Transactions with Related Persons

SEC rules define “transactions with related persons” to include any transaction in which we are a participant, the amount involved exceeds $120,000, and in which any “related person,” including any officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities at the time of the transaction, or an immediate family member of any of the foregoing, has a direct or indirect material interest. We adopted a written policy that outlines procedures for approving transactions with related persons, and the independent directors review and approve or ratify such transactions pursuant to the procedures outlined in this policy. In determining whether to approve or ratify a transaction with a related person, the independent directors will consider a variety of factors they deem relevant, such as: the terms of the transaction; the terms available to unrelated third parties; the benefits to us; and the availability of other sources for comparable assets, products or services. The policy includes standing pre-approvals for specified categories of transactions, including investments in securities offerings, and certain commercial dealings with Gannett Ventures, LLC provided that (a) the terms and conditions represent the result of arms-length negotiation and are no more favorable to the related party than the terms available to similarly situated third parties and (b) the annual value is reasonably anticipated to be less than $1.5 million.

Employment Related Compensation

In addition to the director compensation that Ms. Wall received with respect to her service on the Board, in 2021 Ms. Wall, a former employee of Legacy Gannett, received $804,572 which represents the majority of her remaining grandfathered and non-grandfathered notional account balances under the Gannett Co., Inc. 2015 Deferred Compensation Plan.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Matters Relating to the Independent Registered Accounting Firm

Ernst & Young LLP, independent registered public accountants, served as our independent registered public accounting firm for the fiscal year ended December 31, 2021, having served in such role since 2007. The Audit Committee of the Board has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2022, and has further directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting. Abstentions will have the same effect on this proposal as an “Against” vote. There will be no broker non-votes on this proposal.

Representatives of Ernst & Young LLP will participate in the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

The Board recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022.

The following table sets forth the fees, which include out-of-pocket expenses, for services provided by Ernst & Young LLP during the fiscal years ended December 31, 2021 and December 31, 2020, respectively.

	2021	2020
Audit Fees	$6,708,622	$6,782,298
Audit-Related Fees	207,200	207,200
Tax Fees	957,816	699,256
All Other Fees	—	—
Total	$7,873,638	$7,688,754

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services.

Audit Fees. These are fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements, including the audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, services related to other SEC filing matters, services related to debt refinancing and acquisition activity, and statutory audits required internationally.

Audit-Related Fees. These services consist of the audits of the Company’s employee benefit plans and accounting research tool access.

Tax Fees. Tax fees include professional services rendered by Ernst & Young LLP with respect to tax compliance (e.g., tax returns), tax advice and tax planning.

All Other Fees. All other fees would include professional services rendered by Ernst & Young LLP that are not included as audit fees, audit-related fees or tax fees. No services were rendered during 2021 or 2020 that would cause Ernst & Young LLP to bill us amounts constituting “All Other Fees.”

The Audit Committee has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors’ independence.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by the independent registered public accounting firm prior to its engagement for such services. For each engagement, management provides the Audit Committee with information about the services and fees sufficiently detailed to allow the Audit Committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor. After the end of the audit year, management provides the Audit Committee with a summary of the actual fees incurred for the completed audit year.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

In 2021, we held an advisory vote on the frequency of our say on pay vote, which resulted in approximately 94% of votes recommending an annual frequency for the say on pay vote. After considering that recommendation, the Board determined that the say on pay vote will be held annually until the next required vote on the frequency of the say on pay vote which is expected to be considered at the 2027 annual meeting of stockholders.

In accordance with Section 14A of the Exchange Act, the Board is providing you with the opportunity to cast an annual, non-binding advisory vote to approve executive compensation. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2021 executive compensation program and policies for our named executive officers.

Accordingly, we present the following resolution for vote at the Annual Meeting:

“RESOLVED, that the stockholders of Gannett Co., Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section and related tabular and narrative disclosure set forth in the Company’s 2022 Annual Meeting proxy statement.”

Our executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve short-term and long-term corporate objectives and create stockholder value. The Compensation Committee believes our executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with our stockholders’ long-term interests.

The Compensation Committee and the Board believe our executive compensation programs are effective at incentivizing the achievement of outstanding financial performance and superior returns to stockholders. We believe that our commitment to align executive compensation with our performance and stockholder interests is exhibited by our executive compensation decisions during the last year.

You are urged to read the Compensation Discussion and Analysis section of this proxy statement, which more thoroughly discusses how our executive compensation policies and procedures implement our executive compensation philosophy.

Although the annual advisory stockholder vote on executive compensation is non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of the vote each year when making executive compensation decisions for our named executive officers. The Compensation Committee, which is comprised of independent directors, values constructive dialogue with our stockholders on executive compensation and other important governance topics and encourages all stockholders to vote their shares on this matter. Both the Board and the Compensation Committee expect to take into account the outcome of this year’s vote when considering future executive compensation decisions. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends that you vote FOR adoption of the resolution approving the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section and related tabular and narrative disclosure set forth in this proxy statement.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO OUR BYLAWS TO IMPLEMENT MAJORITY

VOTING IN UNCONTESTED DIRECTOR ELECTIONS

Overview

Currently, Section 3.2 of our Bylaws provides that our directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Under this “plurality voting” standard, the nominees who receive the largest number of affirmative votes are elected to the Board, up to the maximum number of directors to be elected. Under a majority voting standard in uncontested director elections, in order to be elected, a majority of the votes cast on the proposal for a nominee’s election must be in favor of the nominee’s election. At the 2019 annual meeting of stockholders, our stockholders approved a stockholder proposal requesting that the Board initiate the process to adopt a majority voting standard in uncontested director elections. After careful consideration of the 2019 stockholder vote and this issue, the Board decided to further strengthen our approach to governance and, upon the recommendation of the Nominating and Corporate Governance Committee, unanimously approved, subject to stockholder approval, an amendment to the Bylaws to implement a majority voting standard in uncontested elections (the “Majority Voting Amendment”). At the 2021 and 2020 annual meeting of stockholders, a proposal to implement the Majority Voting Amendment was not approved by the requisite stockholder vote but did receive significant support from our stockholders. Accordingly, as a matter of good governance, we are submitting a proposal to implement the Majority Voting Amendment again at this year’s Annual Meeting.

Implementing Majority Voting

In recent years, many companies have eliminated plurality voting in uncontested elections and adopted “majority voting” bylaws or standards that provide stockholders with more influence over the outcome of uncontested director elections. The Majority Voting Amendment changes the voting standard applicable to the election of directors in uncontested elections from a plurality of the votes cast to a majority of the votes cast. In contested elections, directors will continue to be elected by a plurality of the votes cast. The full text of the proposed Majority Voting Amendment is set forth in Appendix B to this proxy statement.

The Board believes that the proposed Majority Voting Amendment providing for majority voting in uncontested director elections is in the best interests of the Company and our stockholders. If this proposal is approved, majority voting in uncontested director elections would commence at the 2023 annual meeting of stockholders.

If the Majority Voting Amendment is not approved by our stockholders, such amendment will not be implemented, our plurality voting standard for uncontested elections will continue in place, and our Bylaws would remain in its current form, subject to any other approved amendments.

The Board also has approved, subject to stockholder approval of the Majority Voting Amendment, the addition of a resignation policy to our Corporate Governance Guidelines, requiring a nominee for director to submit a written offer of resignation to the Board in the event such nominee does not receive a majority of the votes cast in an uncontested election of directors. Adoption of this policy will address the continuation in office of a “holdover” director, so that an incumbent director who does not receive the requisite affirmative majority of the votes cast for his or her re-election must tender his or her resignation for consideration by the Nominating and Corporate Governance Committee, which will recommend to the Board whether to accept the tendered resignation. The Board will act on such recommendation within 90 days following the date of the stockholders’ meeting at which the election occurred.

Required Vote

Approval and adoption of this proposal requires the affirmative vote of at least 80% of the voting power of our issued and outstanding shares entitled to vote thereon. Any abstentions or broker non-votes will have the same effect as votes against this proposal.

At the 2021 and 2020 annual meeting, even though the Majority Voting Amendment received votes FOR representing approximately 98% and 97% of the votes cast, respectively, those votes represented only approximately 63% and 60%, respectively, of the voting power of our issued and outstanding shares entitled to vote thereon. After consulting with outside experts and advisors and reviewing the results of the stockholder vote at the prior annual meetings, the Board decided to continue its efforts to strengthen our approach to governance and is again proposing the Majority Voting Amendment in order to enhance stockholder rights and increase the Board’s accountability. Because implementation of these provisions requires approval of holders of 80% of our common stock, EVERY VOTE MATTERS.

The Board recommends that you vote FOR the proposal to amend our Bylaws to implement majority voting in uncontested director elections.

PROPOSAL NO. 5

APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

AND BYLAWS TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

Overview

Currently, our Charter and Bylaws contain provisions that require a supermajority vote by our stockholders for approval of amendments to our Bylaws and to certain provisions of our Charter, as well as to remove directors for cause and appoint directors in the event the entire Board is removed (collectively, the “Supermajority Voting Requirements”). At the 2021 and 2020 annual meeting of stockholders, proposals to eliminate the Supermajority Voting Requirements were not approved by the requisite stockholder votes, but did receive significant support from our stockholders. Accordingly, as a matter of good governance, we are submitting proposals to eliminate the Supermajority Voting Requirements again at this year’s Annual Meeting.

Proposed Amendments

As part of their ongoing review of our corporate governance, the Board and the Nominating and Corporate Governance Committee have considered the advantages and disadvantages of retaining the Supermajority Voting Requirements, as well as advice from outside experts and advisors regarding matters of corporate governance. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously approved and declared advisable the amendments to the Charter and Bylaws to eliminate the Supermajority Voting Requirements and replace them with a requirement that such matters be approved by a majority of the voting power of our issued and outstanding common stock.

The Board is submitting the proposed amendments as three proposals for approval at the Annual Meeting, as described below. Stockholders will vote on Proposals 5A, 5B and 5C separately, and the approval of each proposal is not conditioned on the approval of the other proposals. The proposed amendments to the Charter would become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which we would file promptly following the Annual Meeting if our stockholders approve the amendments. The proposed amendments to the Bylaws would become effective upon the proposals receiving the requisite stockholder votes at this year’s Annual Meeting.

If stockholders do not approve Proposals 5A, 5B or 5C, no changes will be made and the corresponding voting requirement will remain in place.

The proposals each require the affirmative vote of at least 80% of the voting power of our issued and outstanding shares entitled to vote thereon. At the 2021 and 2020 annual meeting, even though each of the Supermajority Voting Requirements proposals received votes FOR representing approximately 97% of the votes cast at each meeting, those votes represented only approximately 63% and 60%, respectively, of the voting power of our issued and outstanding shares entitled to vote thereon. After consulting with outside experts and advisors and reviewing the results of the stockholder vote at the 2021 and 2020 annual meeting, the Board decided to continue its efforts to strengthen our approach to governance and is again submitting proposals to remove the Supermajority Voting Requirements in order to enhance stockholder rights and increase the Board’s accountability. Because implementation of these provisions requires approval of holders of 80% of our common stock, EVERY VOTE MATTERS.

Proposal No. 5A: Eliminating the Supermajority Voting Requirement for Amendments to Certain Provisions of our Certificate of Incorporation

Currently, Article FOURTEENTH of our Charter requires the affirmative vote of the holders of at least 80% of the voting power of our issued and outstanding shares of capital stock entitled to vote thereon to amend, alter, repeal or adopt any provisions inconsistent with the purpose and intent of any of the following provisions:

●	Article FIFTH (regarding the Board, including removal of directors only for cause and stockholders’ ability to appoint directors in the event the entire Board is removed);

●	Article EIGHTH (regarding stockholders’ ability to act by written consent);

●	Article TENTH (regarding amendments to the Bylaws);

●	Article ELEVENTH (regarding the conduct of certain affairs as they may involve the Fortress Stockholders (as defined therein)); and

●	Article FOURTEENTH (regarding amendments to the Charter).

This Proposal No. 5A requests that stockholders approve an amendment to eliminate the 80% voting standard. As a result, if Proposal No. 5A is adopted, pursuant to the Delaware General Corporation Law, future amendments to our Charter would require an affirmative vote of holders of a majority of the voting power of our then issued and outstanding shares of capital stock entitled to vote on the amendment. The full text of the proposed amendment is set forth in Appendix C to this proxy statement.

Proposal No. 5B: Eliminating the Supermajority Voting Requirements for Amendments to our Bylaws

To alter, amend or repeal any Bylaw provision, other than those specific provisions described below, requires the affirmative vote of the holders of at least 66 2/3% of the voting power of our then issued and outstanding shares of capital stock entitled to vote thereon, or a majority vote of the entire Board, under Part (a) of Article TENTH of the Charter and Article IX of the Bylaws.

In addition, Part (b) of Article TENTH of the Charter and Article IX of the Bylaws each requires that any alteration, amendment, repeal or adoption of any provisions inconsistent with the purpose and intent of any of the provisions listed below may only be approved by stockholders (and not the Board) and only by the affirmative vote of the holders of at least 80% of the voting power of our issued and outstanding shares of capital stock entitled to vote thereon:

●	Section 2.3 (regarding special meetings);

●	Section 2.11 (regarding consent of stockholders in lieu of meetings);

●	Section 3.1 (regarding duties and powers of directors);

●	Section 3.2 (regarding number and election of directors);

●	Section 3.3 (regarding vacancies on the Board);

●	Section 3.6 (regarding resignation and removal of directors);

●	Article IX (regarding amendments to the Bylaws); and

●	Article XI (regarding definitions within the Bylaws).

This Proposal No. 5B requests that stockholders approve amendments to eliminate the supermajority voting standards and replace them with a majority voting standard in Article TENTH of the Charter and Article IX of the Bylaws. In addition, if Proposal No. 5B is adopted, future amendments to any provision of the Bylaws could be adopted by majority approval of our stockholders or the Board. The full text of the proposed amendments is set forth in Appendix D to this proxy statement.

Proposal No. 5C: Eliminating the Supermajority Voting Requirements for Removal of Directors and Appointment of Directors in the Event the Entire Board of Directors is Removed

Currently, our Charter and Bylaws provide that our directors may only be removed for cause and that the affirmative vote of the holders of at least 80% of the voting power of our then issued and outstanding shares of capital stock entitled to vote thereon is required to remove any director, or the entire Board, for cause, under Part (b) of Article FIFTH of the Charter and Section 3.6 of the Bylaws. In addition, the affirmative vote of the holders of at least 80% of the voting power of our issued and outstanding shares of capital stock entitled to vote thereon is required to fill vacancies on the Board resulting from removal of the entire Board, under Part (d) of Article FIFTH of the Charter and Section 3.3 of the Bylaws.

Proposal No. 5C requests that stockholders approve amendments to eliminate the supermajority voting standards and replace them with a majority voting standard in Parts (b) and (d) of Article FIFTH of the Charter and Sections 3.3 and 3.6 of the Bylaws. The full text of the proposed amendments is set forth in Appendix E to this proxy statement.

Required Vote

Approval and adoption of Proposals 5A, 5B and 5C each requires the affirmative vote of holders of at least 80% of the voting power of our issued and outstanding shares entitled to vote thereon. Any abstentions or broker non-votes will have the same effect as votes against Proposals 5A, 5B or 5C.

The Board recommends you vote FOR proposals 5A, 5B and 5C.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS FOR
THE 2023 ANNUAL MEETING

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act, we must receive the written proposal at our principal executive office no later than the close of business on December 28, 2022. All proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for inclusion of stockholder proposals in company-sponsored proxy materials. Any proposals should be directed to the attention of our Secretary at Gannett Co., Inc., 175 Sully’s Trail, Pittsford, New York 14534.

For a stockholder proposal or a stockholder nomination of a director that is not intended to be included in our proxy statement under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary no earlier than the close of business on February 6, 2023 and no later than March 8, 2023. If the date of the 2023 annual meeting of stockholders is moved more than 30 days before or after the anniversary of the 2022 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the opening of business 120 days before the date of such annual meeting, and not later than the close of business on the 10th day after the earlier of the mailing of the notice of the annual meeting of stockholders or the day on which public announcement of the date of such meeting is made by the Company.

In addition to satisfying the advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2023.

OTHER MATTERS

The Board is not aware of any other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxy holders therein, or their substitutes, present and acting at the meeting.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC that are available to the public on the website maintained by the SEC at www.sec.gov. In addition, our SEC filings are available, free of charge, on our website: www.gannett.com. Such information, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, will also be furnished without charge upon written request to Gannett Co., Inc., 175 Sully’s Trail, Pittsford, New York 14534, Attention: Investor Relations.

A number of brokerage firms have instituted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the firm delivers only one copy of the Annual Report and proxy statement to multiple stockholders who share the same address and have the same last name, unless it has received contrary instructions from an affected stockholder. If your shares are held in “street name,” please contact your bank, broker or other holder of record to request information about householding.

If you would like to receive the proxy materials electronically, please refer to the following instructions:

Stockholders of Record. If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Street Name Holders. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.

Your election to receive proxy materials by email remains in effect until you terminate it.

By Order of the Board,

Polly Grunfeld Sack
General Counsel

April 27, 2022

Appendix A

The table below shows the reconciliation of Net loss attributable to Gannett to Adjusted EBITDA for year ended December 31, 2021:

Year ended December 31,
In thousands	2021
Net loss attributable to Gannett	$(134,962)
Provision for income taxes	48,250
Interest expense	135,748
Loss on early extinguishment of debt	48,708
Non-operating pension income	(95,357)
Loss on convertible notes derivative	126,600
Depreciation and amortization	203,958
Integration and reorganization costs	49,284
Other operating expenses	20,952
Asset impairments	3,976
Loss on sale or disposal of assets, net	17,208
Share-based compensation expense	18,439
Other items	(9,092)
Adjusted EBITDA (non-GAAP basis)	$433,712

 A-1

Appendix B

The proposed amendment to our Bylaws to implement majority voting for uncontested director elections (Proposal No. 4) is set forth below.

The third paragraph of Section 3.2 would be amended to read in its entirety as follows:

Except as provided in Section 3.3 of this Article III, a nominee for a director shall be elected to the Board of Directors if votes cast for such nominee’s election exceed the votes cast against such nominee’s election at any meeting of stockholders at which a quorum is present; provided, however, that nominees shall be elected by a plurality of votes cast at any meeting of stockholders for which (a) the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to Section 2.20 of these Bylaws, and (b) such nomination or notice has not been withdrawn on or before the 10th day before the Corporation first mails its initial proxy statement in connection with such election of directors.

 B-1

Appendix C

The proposed amendment to our Charter to eliminate the supermajority voting requirement applicable to an amendment of our Charter (Proposal No. 5A) is set forth below.

Article FOURTEENTH would be amended to read in its entirety as follows:

FOURTEENTH: The Company reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Bylaws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation.

 C-1

Appendix D

The proposed amendments to our Charter and Bylaws to eliminate supermajority voting requirements applicable to an amendment of our Bylaws (Proposal No. 5B) are set forth below.

Charter

Article TENTH would be amended to read in its entirety as follows:

TENTH: The Bylaws may be altered, amended or repealed, in whole or in part, either (i) by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote thereon (and, for the avoidance of doubt, without approval of the Board of Directors) or (ii) by the affirmative vote of the majority of the Entire Board of Directors (and, for the avoidance of doubt, without approval of the stockholders).

Bylaws

Article IX would be amended to read in its entirety as follows:

SECTION 9.1 Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting (if there is one) of the stockholders or Board of Directors, as the case may be. All such alterations, amendments, repeals or adoptions must be approved by either the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Company entitled to vote thereon or by a majority of the Entire Board of Directors.

 D-1

Appendix E

The proposed amendments to the Charter and the Bylaws to eliminate supermajority voting requirements to remove directors for cause and to appoint directors in the event the entire Board of Directors is removed (Proposal No. 5C) are set forth below.

Charter

Parts (b) and (d) of Article FIFTH would be amended to read in their entirety as follows:

(b) Removal. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the Entire Board of Directors may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. The vacancy in the Board of Directors caused by any such removal shall be filled as provided in Part (d) of this Article FIFTH.

(d) Vacancies and Newly Created Directorships. Subject to the terms of any one or more classes or series of Preferred Stock, (i) any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and (ii) any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, by a sole remaining director or, solely in the event of the removal of the Entire Board of Directors, by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.

Bylaws

Sections 3.3 and 3.6 would be amended to read in their entirety as set forth below.

SECTION 3.3 Vacancies. Unless otherwise required by law or the Certificate of Incorporation, and subject to the terms of any one or more classes or series of preferred stock of the Corporation, (i) any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, (ii) any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director and (iii) solely in the event of the removal of the Entire Board of Directors, the resulting vacancies may be filled only by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.

 E-1

SECTION 3.6 Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or electronic transmission to (i) the Chairman of the Board of Directors, if there be one, or to the Chief Executive Officer, if there is no Chairman of the Board, and (ii) the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock of the Corporation then outstanding, any director or the Entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. The vacancy or vacancies in the Board of Directors caused by any such removal shall be filled as provided in Section 3.3. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

 E-2

GANNETT

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 5, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GCI2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 5, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Theodore P. Janulis	02) John Jeffry Louis III	03) Maria M. Miller	04) Michael E. Reed	05) Amy Reinhard
06) Debra A. Sandler	07) Kevin M. Sheehan	08) Laurence Tarica	09) Barbara W. Wall	

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000557878_1 R1.0.0.24

GANNETT CO., INC.
Annual Meeting of Stockholders
June 6, 2022 8:00 AM Eastern Time
This proxy is solicited by the Board of Directors.

The stockholder(s) hereby appoint(s) Michael E. Reed, Polly Grunfeld Sack, and Ashley Higgins, or any of them, as proxy holders, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GANNETT CO., INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Eastern Time on June 6, 2022, virtually at www.virtualshareholdermeeting.com/GCI2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of all listed nominees for the Board of Directors, and FOR proposals 2, 3, 4, 5A, 5B and 5C.

0000557878_2 R1.0.0.24

Continued and to be signed on reverse side